UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

UNITED PARKS & RESORTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6240 Sea Harbor Drive

Orlando, Florida 32821

April 30, 2026

Dear Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of United Parks & Resorts Inc. (the “Annual Meeting”) to be held on Tuesday, June 16, 2026 at 11:00 a.m., Eastern Daylight Saving Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRKS2026.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 30, 2026 to our stockholders of record at the close of business on April 17, 2026. The notice contains instructions on how to access our Proxy Statement and 2025 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support of United Parks & Resorts Inc.

Sincerely,

Scott Ross

Chairman of the Board of Directors

Marc Swanson

Chief Executive Officer

6240 Sea Harbor Drive

Orlando, Florida 32821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders of United Parks & Resorts Inc. (the “Annual Meeting”) will be held on Tuesday, June 16, 2026 at 11:00 a.m., Eastern Daylight Saving Time. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRKS2026. You will need to have your 16-Digit Control Number included on your Notice or your proxy card to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

(1)
To elect the ten director nominees listed herein to serve until the Company’s 2027 Annual Meeting of Stockholders and until the election and qualification of their respective successors.
(2)
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(3)
To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
(4)
To approve, in a non-binding advisory vote, the frequency of the future votes on the compensation paid to the named executive officers.
(5)
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on April 17, 2026 are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 6240 Sea Harbor Drive, Orlando, Florida 32821.

You have three options for submitting your vote before the Annual Meeting:

•
Internet, through computer or mobile device such as a tablet or smartphone;
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Telephone; or
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Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, June 16, 2026: The Proxy Statement and 2025 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.proxyvote.com.

By Order of the Board of Directors,

Thomas Kelly

Corporate Secretary

April 30, 2026

6240 Sea Harbor Drive

Orlando, Florida 32821

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2026

General Information

Why am I being provided with these materials?

We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of United Parks & Resorts Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 16, 2026 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. D.F. King & Co., directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/PRKS2026.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

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Proposal No. 1: Election of the ten director nominees listed in this Proxy Statement (the “Nominee Proposal”).
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Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026 (the “Ratification Proposal”).
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Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say-on-Pay Proposal”).
•
Proposal No. 4: Approval, in a non-binding advisory vote, of the frequency of the future votes on the compensation paid to the named executive officers (the “Say-When-on-Pay Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on April 17, 2026 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 47,805,929 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereat must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” that are present and entitled to vote are also counted for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the Annual Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, without the vote of stockholders.

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, each of the Nominee Proposal, Say-on-Pay Proposal and Say-When-on-Pay Proposal is considered non-discretionary matters and a broker will lack the authority to vote shares at their discretion on such proposals. The Ratification Proposal is considered a discretionary matter and a broker will be permitted to exercise their discretion without instructions from the stockholder.

How many votes are required to approve each proposal?

With respect to the election of the Nominee Proposal, each director is elected at the Annual Meeting by the vote of the majority of the votes cast with respect to such director’s election, which means that the number of votes cast “FOR” a director’s election must exceed the number of votes cast “AGAINST” that director’s election. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, our Bylaws require that such person offer to tender his or her resignation to the Board and that the Nominating and Corporate Governance Committee make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

With respect to the Ratification Proposal, the Say-on-Pay Proposal and the Say-When-on-Pay Proposal, approval of each proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. However, for the Say-When-on-Pay Proposal, the voting option (one year, two years or three years) that receives the greatest number of votes, even if that alternative does not receive a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote, will be the frequency for the advisory vote on the executive compensation of our named executive officers that has been recommended by stockholders.

While the Say-on-Pay Proposal and the Say-When-on-Pay Proposal are advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation and the frequency of future non-binding votes on executive compensation.

How are votes counted?

With respect to the Nominee Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will not count as votes cast and therefore will have no effect on the outcome of the Nominee Proposal.

With respect to the Ratification Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as present and therefore will have the same effect as a vote “AGAINST” the Ratification Proposal. Broker non-votes are not applicable with respect to this proposal, because brokers have discretionary authority to vote on routine matters, as described above.

With respect to the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as present and therefore will have the same effect as a vote “AGAINST” the Say-on-Pay Proposal. Broker non-votes will have no effect on the outcome of the Say-on-Pay Proposal.

With respect to the Say-When-on-Pay Proposal, you may vote for every “ONE YEAR,” “TWO YEARS”, or “THREE YEARS” or “ABSTAIN”. Abstentions will be counted as present and entitled to vote and therefore will reduce the likelihood that any single option (one year, two years or three years) will receive a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. Broker non-votes will have no effect on the outcome of the Say-When-on-Pay Proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein , “FOR” the Ratification Proposal and the Say-on-Pay Proposal and “ONE YEAR” for the Say-When-on-Pay Proposal as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote your shares:

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“FOR” each of the nominees to the Board set forth in this Proxy Statement.
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“FOR” the Ratification Proposal.
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“FOR” the Say-on-Pay Proposal, on a non-binding, advisory basis.
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For every “ONE YEAR”, on a non-binding, advisory basis, with respect to how frequently a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRKS2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PRKS2026;
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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PRKS2026 on the day of the Annual Meeting;
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Webcast starts at 11:00 a.m. Eastern Daylight Saving Time;
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Stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
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You will need your 16-Digit Control Number to enter the Annual Meeting.

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/PRKS2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have IT personnel ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or Annual Meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
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answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.
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By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.
•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Saving Time on June 15, 2026 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than 11:59 p.m., Eastern Daylight Saving Time on June 15, 2026.

What does it mean if I receive more than one Notice or more than one set of proxy materials on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821 prior to your shares being voted, or by attending the Annual Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting via the Internet and voting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) after the Annual Meeting.

Proposal No. 1—Election of Directors

The entire Board will be elected at the 2026 Annual Meeting of Stockholders.

The Company entered into a stockholders agreement with Hill Path Capital LP that became effective May 29, 2019 and which was amended on February 27, 2024 and approved by the Company’s stockholders on March 25, 2024 (the “Stockholders Agreement”). Under the Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership (rounded up or down as applicable to the nearest whole number), provided that the maximum number of Hill Path Designees shall not exceed three. Currently, Hill Path owns approximately 56.9% of the Company’s outstanding common stock and accordingly, is entitled to designate up to three Hill Path Designees to the Board. The Stockholders Agreement provides that no more than two of the directors designated by Hill Path may be affiliated with Hill Path, and any Hill Path Designee who is not affiliated with Hill Path must qualify as independent under the applicable rules of the New York Stock Exchange. In addition, at least one Hill Path Designee shall be appointed to each committee of the Board, as determined by Hill Path and subject to the approval of the Nominating and Corporate Governance Committee (not to be unreasonably withheld), provided that each such Hill Path Designee is and remains eligible to serve on such committee under applicable law and the listing standards of the New York Stock Exchange. However, in light of the benefits that the Nominating and Corporate Governance Committee and the full Board (including all of the non-Hill Path Designees) believe that Aayushi Dalal contributes to the Company as a member of the Board, all of the current directors who are not affiliated with Hill Path, as well as the full Board, determined to grant a continuation of the one-time waiver of the limitation in the Stockholders Agreement that no more than two Hill Path Designees be affiliated with Hill Path solely to permit Aayushi Dalal to continue to serve on the Board. The Stockholders Agreement was not otherwise amended , modified, altered or waived in any other respect. Scott Ross, James Chambers and Aayushi Dalal are the current Hill Path Designees.

Based on the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2027: James Chambers, Aayushi Dalal, William Gray, Timothy Hartnett, Nathaniel Lipman, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of James Chambers, Aayushi Dalal, William Gray, Timothy Hartnett, Nathaniel Lipman, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. If any of the nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2026

The following information describes the offices held, other business directorships of each director nominee and their ages as of the record date. In addition, each of our director nominees maintains a significant ownership interest in the Company in accordance with our stock ownership policy for directors, which is described below under “Director Compensation for Fiscal 2025―Stock Ownership Guidelines.” Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Nominees for Election:
Name	Age	Principal Occupation and Other Information

Scott Ross Committees Compensation (Chair) Nominating and Corporate Governance Revenue	46

Scott Ross has been a director of the Company since November 2017 and has served as Chairman of the Board since July 2019. Mr. Ross is the Founder and Managing Partner of Hill Path Capital LP, a private investment firm. Prior to founding Hill Path, Mr. Ross served as a Partner at Apollo Global Management LLC (“Apollo”), a firm he joined in 2004, where he was responsible for leading private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors. Prior to that, Mr. Ross was a member of the Principal Investment Area in the Merchant Banking Division of Goldman, Sachs & Co. and a member of the Principal Finance Group in the Fixed Income, Currencies, and Commodities Division of Goldman, Sachs & Company. Mr. Ross was employed by Shumway Capital Partners from August 2008 to September 2009. Mr. Ross previously served on the board of directors of Diamond Eagle Acquisition Corp., Great Wolf Resorts, Inc., EVERTEC, Inc. and CEC Entertainment, Inc. (parent company of Chuck E. Cheese’s and Peter Piper Pizza). Mr. Ross currently serves on the boards of directors of Dave & Buster's Entertainment, Inc. and ONE Group Hospitality, Inc. Mr. Ross graduated magna cum laude from Georgetown University in 2002 with a B.A. degree in Economics and was elected to Phi Beta Kappa.

James Chambers Committees Compensation Nominating and Corporate Governance (Chair) Revenue	39

James Chambers has been a director of the Company since June 2019. Mr. Chambers has been a Partner at Hill Path Capital LP, since 2016. From 2009 to 2016, Mr. Chambers was a Principal at Apollo where he worked on a wide range of transactions across a variety of industries. Prior to Apollo, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has served on the board of directors of Dave & Buster’s Entertainment, Inc. since December 2020 and the board of directors of ONE Group Hospitality, Inc. since May 2024. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese's), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.

Aayushi Dalal	34

Aayushi Dalal has been a director of the Company since June 2025. Ms. Dalal is a Managing Director at Hill Path Capital LP, where she focuses on private equity, public equity, and credit investments in the leisure, entertainment, and consumer sectors. Prior to joining Hill Path in 2021, Ms. Dalal was a Vice President in the Technology, Media & Telecommunications Group within the Investment Banking Division of Goldman Sachs, where she began her career as an Analyst in 2013. Ms. Dalal holds a Bachelor of Business Administration from Emory University and an MBA from the Yale School of Management.

William Gray Committees Audit Nominating and Corporate Governance Revenue	74

William Gray has been a director of the Company since December 2014. He currently serves as Co-Founder and Executive Director of Hulls Highway Consulting, a Connecticut-based consulting company, which he co-founded in 2011. Mr. Gray has been a Senior Advisor to The Blackstone Group Inc. since 2010. Mr. Gray served as Co-Chief Executive Officer and Vice Chairman of Ogilvy North America of Ogilvy & Mather Worldwide from 2005 to 2009. Mr. Gray served as the President of Ogilvy Mather Advertising New York from 1997 to 2005. He joined Ogilvy & Mather, Inc. in 1978 as an Assistant Account Executive. Mr. Gray served on the boards of Crocs, Inc. from 2018 to 2020, Harleysville Group Insurance from 2007 to 2011, HealthMarkets, Inc. from 2013 to 2019, the board of trustees of The Century Family of Mutual Funds from 2006 to 2018 and the board of directors of Zinio Publishing Group from 2011 to 2014. He has also been a trustee of the New York Public Library since 1997. He received his MBA from the University of Virginia’s Darden School and a BA from Harvard College.

Timothy Hartnett Committees Audit	60

Timothy Hartnett has been a director of the Company since December 2020. Mr. Hartnett has served as Chief Executive Officer of New Roc Management, a consulting firm focused on providing asset management and operational services and advice to a high net worth family since 2018. Mr. Hartnett has also served as Chief Executive Officer of White Fall Advisors, a consulting firm focused on providing financial and operational advice to various entities since 2016. From 2013 to 2016, Mr. Hartnett served as the Chief Executive Officer of HRS Management, a family office. Prior to that, Mr. Hartnett served as a Global Private Equity leader and held various other roles of increasing responsibility at PricewaterhouseCoopers during his tenure from 1998 to 2013. Mr. Hartnett received a B.A. in Accounting from Boston College, an M.B.A. in Finance from Columbia Business School and is a Certified Public Accountant (inactive).

Nathaniel Lipman Committees Audit Nominating and Corporate Governance	61

Nathaniel J. Lipman has been a director of the Company since January 2024. Mr. Lipman served as Executive Chairman of CX Loyalty Holdings, Inc. (“CX Loyalty”), formerly known as Affinion Group Holdings, Inc. from 2012 until November 2015, and as President and Chief Executive Officer from October 2005 (when CX Loyalty was formed through the purchase of assets from Cendant Corporation (“Cendant”) by a coalition of certain selected management from Cendant Marketing Services Division and Apollo Management L.P.) to 2012. Mr. Lipman served as Senior Advisor to CX Loyalty until March 2024. Mr. Lipman joined Cendant in June 1999 as Senior Vice President, Corporate Development and Strategic Planning. After a series of increasing responsibilities in business development and marketing, Mr. Lipman served as President and Chief Executive Officer of Cendant’s domestic membership business, Trilegiant, from 2002 to April 2004, and served as President and Chief Executive Officer of the Cendant Marketing Services Division from April 2004 to 2005. Prior to that, Mr. Lipman served as Executive Vice President, Strategic Development of Planet Hollywood, Inc. from 1996 to 1999. Prior to that, Mr. Lipman served as General Counsel of House of Blues Entertainment, Inc. from 1995 to 1996. Prior to that, Mr. Lipman served as Senior Corporate Counsel of The Walt Disney Company from 1993 to 1995. Mr. Lipman began his career as Corporate Associate at Skadden, Arps, Slate, Meagher and Flom from 1989 to 1993 where he focused on mergers and acquisitions and corporate finance. Mr. Lipman also serves on the boards of Trusted Media Brands, Inc. since 2018, Apollo Aligned Alternatives, Inc. since June 2022, Attain Finance Holdings Corp. since June 2024, and Dave and Buster's Entertainment, Inc. since June 2025. Mr. Lipman also served as an Observer to the board of directors of PLBY Group, Inc. from 2022 to 2023. Prior to that, Mr. Lipman served as Chairman of the board of directors of FTD.com in 2021 and previously serving as a Senior Advisor to FTD.com from 2019 to 2021. Mr. Lipman also served on the boards of Diamond Resorts International, Inc. from 2017 to 2021, Apollo

Strategic Growth Capital II, Inc. from 2021 to 2023, Redbox Automated Holdings, LLC from 2016 to 2021, Exela Technologies, Inc. from 2017 to 2019, Walker Innovation, Inc. from 2013 to 2019, Novitex Enterprises, Inc. from 2013 to 2017, Evertec, Inc. from 2010 to 2013, Walker Digital Holdings, LLC in 2013, RDA Holdings, Inc. from 2013 to 2018, and Netmarket Group, Inc. from 2000 to 2003. Mr. Lipman also served as a Special Advisor to Upside Travel Group, LLC from 2016 to 2017 where he was a founding member of the board of managers from 2015 to 2016. Mr. Lipman received his B.A. from UC Berkeley and his Juris Doctorate from UCLA.

Yoshikazu Maruyama Committees Compensation Revenue (Chair)	55

Yoshikazu Maruyama has been a director of the Company since June 2017 and served as Chairman of the Board from September 2017 until July 2019. Since May 2019, Mr. Maruyama has served as Chief Executive Officer and director of TOCA Football, Inc., a California-based, global soccer experiences company. Prior to that, he provided consulting services in the leisure industry, including to Zhonghong Zhuoye Group Co., Ltd., a real estate development and diversified leisure and tourism company in Asia from March 2017 to April 2018. Prior to that, Mr. Maruyama served as Global Head of Location Based Entertainment for DreamWorks Animation SKG, where he served from August 2010 until March 2017. From June 2004 to January 2009, he served as Chief Strategy Officer and was elected to the Board of Directors of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park. Mr. Maruyama held multiple positions at Universal Parks and Resorts from June 1995 to June 2004, including as Senior Vice President of International Business Development and Vice President of Strategic Planning. Mr. Maruyama also served as a Financial Analyst at J.P. Morgan & Co. from July 1992 to June 1995. Mr. Maruyama holds a Bachelor of Science degree in Operations Research from Columbia University. Mr. Maruyama also serves on the board of Make-A-Wish Greater Los Angeles, a nonprofit organization.

Thomas E. Moloney Committees Audit (Chair) Compensation	82

Thomas E. Moloney has been a director of the Company since January 2015. Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney also previously served as a director of MSC from 2005 to 2012. Mr. Moloney also served on the Board of Directors of Genworth Financial, Inc. from 2009 to 2021. Mr. Moloney is on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney formerly served on the boards of Manulife International Board (Singapore), Nypro, Inc., 5 Star Life Insurance Company, and Shawmut Design and Construction Company. Mr. Moloney received a B.A. in Accounting from Bentley University and holds an Executive Masters Professional Director Certification (Silver Level) from the American College of Corporate Directors.

Neha Jogani Narang Committees Revenue	42

Neha Jogani Narang has served as a director of the Company since November 2019. Ms. Narang was most recently the interim Chief Marketing Officer for Roblox Corporation, a global platform for immersive experiences and user generated content where she led marketing from 2021 through March 2024. Prior to that, she served as the Chief Marketing Officer at Hello Mobile, Inc. d/b/a True, an early-stage private social app, from November 2020 through April 2021 and continued to serve as an advisor to the company until August 2021. Ms. Narang also founded G2M Consulting, LLC where she has been supporting companies as a marketing expert and fractional Chief Marketing Officer since 2018. Prior to that, Ms. Narang was a marketing leader at Facebook from 2011 to 2017, where she most recently led Global Developer Marketing and Consumer Product Marketing. Prior to joining Facebook, Ms. Narang was a consultant at The Boston Consulting Group from 2010 to 2011 and was a consultant at Cornerstone Research from 2005 to 2008. Ms. Narang holds a Master of Business Administration from Stanford University Graduate School of Business and a bachelor’s degree from University of Southern California. Ms. Narang also serves on the Board of Directors of the Boys and Girls Clubs of San Francisco, a nonprofit organization.

Kimberly Schaefer Committees Audit Revenue	60

Kimberly Schaefer has been a director of the Company since December 2020. Ms. Schaefer has served as Chief Executive Officer of RP Illusions, an educational and entertainment company, since April 2024. Ms. Schaefer served as Chief Executive Officer and a director of Alpine Acquisition Corporation, a Delaware blank Check company from February 2021 until January 2024. Ms. Schaefer served as the Chief Executive Officer of Two Bit Circus, Inc., an experiential entertainment company, through January 2024, previously serving as President from 2017 to 2019 and as a consultant from 2015 to 2016. She has also served as an Advisor to Alpine Consolidated since 2018. From 2009 to 2015, Ms. Schaefer served as Chief Executive Officer and a director of Great Wolf Resorts, Inc. Prior to being appointed their Chief Executive Officer, Ms. Schaefer served as Chief Operating Officer/Chief Brand Officer from 2005 to 2008. Ms. Schaefer has served on the boards of Hall of Fame Resort & Entertainment since July 2020 and Luxurban Hotels Inc. from March 2024 until December 2024. Ms. Schaefer formerly served on the board of Education Realty Trust from 2016 to 2018. Ms. Schaefer graduated from Edgewood College with a B.A. in Accounting and is a Certified Public Accountant (inactive).

Board Skills

The individuals nominated to serve on our Board of Directors are highly talented and varied in background and experience. The following matrix provides information regarding the nominees to serve as members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our nominees which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our nominees, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a nominee does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our nominees does not mean the nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Revenue Committee and such other special or ad hoc committees as it determines appropriate from time-to-time.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view to maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. The Company has adopted a majority voting standard for uncontested director elections. All directors are elected annually. Under our Amended and Restated Certificate of Incorporation, as amended, directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% in voting power of all then-outstanding shares of stock entitled to vote thereon. Under our Amended and Restated Certificate of Incorporation, as amended, vacancies on the Board and newly created directorships may be filled only by a majority of the directors then in office, and may not be filled by stockholders.

Engagement with Stockholders

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. During 2025, outreach to our stockholders was a priority for our Board of Directors and management team. We held one-on-one meetings with stockholders and potential investors from the United States as well as overseas. In addition, we have calls with stockholders on a regular basis, review correspondence submitted by stockholders to management and/or the Board and have discussions with proxy advisory services on various topics including implementing best practices in executive compensation and corporate governance. The Board and its committees received regular feedback on these meetings.

Our Board has also proactively taken steps to continue to ensure best governance practices, refresh its membership, and deepen its relevant experience, including:

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having a majority voting standard for uncontested director elections;
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establishing compensation plans which emphasize longer term performance-based compensation and provide a more balanced scorecard of performance metrics;
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increasing board range of background and experience (see Board Skills table above); and
•
having a Non-Executive Chairman of the Board and a Lead Director of the Board.

Consistent with our approach of proactively engaging stockholders, we continued our strategic stockholder engagement program with investors focused on compensation and governance issues. Various members of management, the Compensation Committee and the Compensation Committee's independent compensation consultant participated in calls with stockholders. Through this process, we reached out to stockholders that we believe represent our top 25 largest stockholders, representing almost 98% of our outstanding shares. We engaged with stockholders representing over 56.7% of our outstanding shares, including three of our top ten largest stockholders. Our largest stockholder has two representatives on our Compensation Committee and one of its representatives serves as Chairman of the Compensation Committee.

Communications by Interested Parties

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, Nominating and Corporate Governance or Revenue Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of the Company, 6240 Sea Harbor Drive, Orlando, Florida 32821. Such communications may be done confidentially or anonymously.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.unitedparks.com), the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Ross, Chambers, Gray, Hartnett, Lipman, Maruyama, Moloney, and Mmes. Dalal, Narang and Schaefer is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also determined that each member of our Audit Committee (Messrs. Gray, Hartnett, Lipman and Moloney and Ms. Schaefer) is “independent” for purposes of NYSE listing standards and for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of our Compensation Committee (Messrs. Ross, Chambers, Maruyama and Moloney) is “independent” for purposes of NYSE listing standards, including the enhanced independence standards applicable to compensation committee members.

Board Structure

The positions of our Non-Executive Chairman of the Board, Lead Independent Director and Chief Executive Officer are currently separate. In July 2019, the Board elected Mr. Scott Ross to serve as Non-Executive Chairman of the Board. Our Corporate Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an independent director, or the Board otherwise determines it is appropriate to elect a Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director is responsible for helping to assure appropriate oversight of Company management by the Board and optimal functioning of the Board. The independent directors elect the Lead Director from among the independent directors. A more complete description of the role of Lead Director is set forth in our Corporate Governance Guidelines. Although the Board has determined that Mr. Ross qualifies as independent under NYSE listing standards, the Board has determined that it is appropriate to maintain a Lead Director in light of Hill Path's significant ownership interest in the Company and Mr. Ross's role as Hill Path's founder and Managing Partner. In June 2022, the Board elected Mr. Timothy Hartnett to serve as Lead Director of the Board. The Chief Executive Officer position is separate from the Chairman position. Marc G. Swanson serves as Chief Executive Officer of the Company.

Our Board believes that our current leadership structure, coupled with a commitment to Board independence, provides effective independent oversight of management. Our Board believes that this leadership structure is appropriate for us at this time as this structure encourages the free and open dialogue of competing views and provides for strong checks and balances. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s standing committees as of April 17, 2026.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Revenue Committee
Scott Ross		X, Chair	X	X
Aayushi Dalal
James Chambers		X	X, Chair	X
William Gray	X		X	X
Timothy Hartnett	X
Nathaniel Lipman	X		X
Yoshikazu Maruyama		X		X, Chair
Thomas E. Moloney	X, Chair	X
Neha Jogani Narang				X
Kimberly Schaefer	X			X

All directors are expected to make every effort to attend meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Our Board is active and engaged and holds a significant number of Board and committee meetings as well as informal working sessions during the course of the year. During 2025, the Board held 10 meetings, and together with its standing Board committees, held 27 meetings. This includes: (i) 8 Audit Committee meetings; (ii) 1 Nominating and Corporate Governance Committee meetings; (iii) 4 Compensation Committee meetings; and 4 Revenue Committee meetings. Our Board and its committees meet throughout the year on a set schedule, and also hold working sessions and act by written consent from time to time as appropriate, including 30 working sessions held by the Board and its committees during 2025. The Company believes that this number of Board and committee meetings is significantly greater than the number of Board and committee meetings held at most other similarly-situated public companies. During the year ended December 31, 2025, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Four of our directors attended our annual meeting of stockholders in 2025.

Committee Membership

Audit Committee

During the course of 2025, our Audit Committee consisted of Messrs. Gray, Hartnett, Lipman and Moloney and Ms. Schaefer, with Mr. Moloney serving as Chair of the Audit Committee. All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Messrs. Moloney, Hartnett and Lipman and Ms. Schaefer qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies. The Board reached its conclusion as to Mr. Moloney’s qualification based on, among other things, Mr. Moloney’s previous experience as the Chief Financial Officer of John Hancock Financial Services. The Board reached its conclusion as to Mr. Hartnett’s qualification based on, among other things, Mr. Hartnett’s experience at PricewaterhouseCoopers and the fact that he is a Certified Public Accountant though currently inactive. The Board reached its conclusion as to Mr. Lipman’s qualification based on, among other things, Mr. Lipman’s previous experience as Chief Executive Officer of a company with public traded securities, as well as his service on the audit committees of various public and private companies, including as chair, and his previous experience in the financial services sector. The Board reached its conclusion as to Ms. Schaefer’s qualification based on, among other things the fact that Ms. Schaefer is a Certified Public Accountant, though currently inactive, and her previous experience as Chief Executive Officer of a publicly traded company.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

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carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
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selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
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reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;
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reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
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reviewing the work of our internal audit function;
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reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management;
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reviewing and receiving updates from management on the primary cybersecurity/information technology risk facing the Company and the measures the Company is taking to mitigate such risks; and
•
evaluating the adequacy of the Company's cybersecurity/information technology program, compliance and controls.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements prior to inclusion in our Annual Report on Form 10-K and our quarterly financial statements prior to inclusion in our quarterly reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. During the course of 2025, our Compensation Committee consisted of Messrs. Chambers, Maruyama, Moloney and Ross, with Mr. Ross serving as Chair of the Compensation Committee.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

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establishing and reviewing the overall compensation philosophy of the Company;
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reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;
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reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
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considering policies and procedures pertaining to expense accounts of senior executives;
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reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;
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reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;
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reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
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reviewing and recommending to the full Board the compensation of directors;
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monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;
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reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company; and
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reviewing and approving any stock ownership guidelines for directors and executive officers of the Company and any “clawback” policy of the Company and monitoring compliance therewith.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis and recommending to the Board its inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction. The Compensation Committee has formed a Rule 16b-3 Subcommittee which consists of Messrs. Moloney and Maruyama to approve certain transactions between the Company and its officers or directors in compliance with Rule 16b-3 under the Exchange Act. Each member of the Rule 16b-3 Subcommittee is a 'Non-employee Director' within the meaning of Rule 16b-3 under the Exchange Act.

For additional information about our processes and procedures for the consideration and determination of our executive and director compensation, including the role of the Compensation Committee’s independent compensation consultant and the role of executive officers in determining executive compensation, see “Executive Compensation―Compensation Discussion and Analysis” and “Executive Compensation―Director Compensation for Fiscal 2025”.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are “independent,” consistent with our Corporate Governance Guidelines and the applicable NYSE listing standards. During the course of 2025, our Nominating and Corporate Governance Committee consisted of Messrs. Chambers, Gray, Lipman and Ross, with Mr. Chambers serving as Chair of the Nominating and Corporate Governance Committee. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

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establishing the criteria for the selection of new directors;
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identifying and recommending to the Board individuals to be nominated as directors;
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evaluating candidates for nomination to the Board, including those recommended by stockholders;
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conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
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considering questions of independence and possible conflicts of interest of members of the Board and executive officers;
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reviewing and recommending the composition and size of the Board;
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overseeing, at least annually, the evaluation of the Board and management;
•
recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and
•
periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Revenue Committee

During 2025, the Revenue Committee consisted of Messrs. Bension (through June 13, 2025), Chambers, Gray, Maruyama, and Ross, and Mmes. Narang and Schaefer, with Mr. Maruyama serving as Chair of the Revenue Committee. The duties and responsibilities of the Revenue Committee are set forth in its charter, and include the following:

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reviewing and providing guidance to management with respect to the Company’s short-term and long-term revenue growth strategies and the Company’s implementation of strategic decisions; and
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periodically, reviewing and evaluating the Company’s progress in implementing its short-term and long-term strategic revenue growth plans, discussing appropriate modifications to such plans to reflect changes in market or business conditions and discussing any other strategic concerns of the Board and/or management that are consistent with the purposes of the Revenue Committee as set forth in its charter.

Special Committees

From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by management and through the Board’s committees. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. Each of the other Board committees considers risks related to matters within the scope of its responsibilities as part of its regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. In addition, our Board receives periodic detailed operating performance reviews from management.

Compensation Committee Risk Assessment

With the assistance of W.T. Haigh & Company, Inc. (“Haigh”), the Compensation Committee’s independent compensation consultant, the Compensation Committee conducted a comprehensive compensation risk assessment. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on the outcomes of this assessment, the Compensation Committee believes, and Haigh concurs, that the Company’s compensation programs (i) do not motivate our executive officers or our nonexecutive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

Cybersecurity Risk

We recognize the critical importance of maintaining the safety and security of our systems and data and have a holistic process for overseeing and managing cybersecurity and related risks, which includes engagement with both senior management and the Board. Our Board is responsible for overseeing our enterprise risk management activities in general, including those related to cybersecurity, and each of our Board committees assists the Board in the role of risk oversight. The full Board receives an update on our risk management process and the risk trends related to cybersecurity at least annually. Further, the Audit Committee specifically assists the Board in its oversight of risks related to cybersecurity. To help ensure effective oversight, the Audit Committee receives reports on information security and cybersecurity from our Chief Information Officer at least four times a year.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. The Non-Executive Chairman or Lead Director, presides at the executive sessions. The Audit, Compensation, Nominating and Corporate Governance and Revenue Committees also meet regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, which include our categorical standards of director independence, our Audit, Compensation, Nominating and Corporate Governance and Revenue Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.unitedparks.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821.

Code of Conduct

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers (including those serving in such roles on an interim basis). The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. We granted no waivers in 2025.

The Code of Business Conduct and Ethics may be found on our website at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. The Board does not establish specific goals with respect to diversity. However, since adopting this requirement in February 2020, the Board has added four directors, two of whom are women. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The Stockholders Agreement described below under “Transactions with Related Persons—Hill Path Agreements” provides that Hill Path Capital LP, (“Hill Path”) has the right to nominate to our Board up to three designees depending upon their percentage ownership of the Company. Messrs. Ross and Chambers and Ms. Dalal were nominated by Hill Path and have been nominated for re-election this year, see “Proposal No. 1 – Election of Directors.”

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stockholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our nominees possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours.

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Mr. Chambers has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Apollo and his position as a Partner of Hill Path, as well as having served on the boards of various companies.
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Ms. Dalal has significant corporate finance and leisure and entertainment industry experience that she has gained from her various roles in investment banking at Goldman Sachs as well as her current position as Managing Director at Hill Path
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Mr. Gray has extensive experience in marketing, communications and management acquired from his leadership tenure of 30 plus years with Ogilvy Group and 15 plus years of experience in directorship roles.
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Mr. Hartnett has significant experience working with companies across industry sectors and brings unique skills, particularly in finance and accounting.
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Mr. Lipman has an extensive background in the entertainment, hospitality, marketing, media and financial services sectors and brings unique skills, particularly in business development and marketing, as well as having served on the boards of various companies.
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Mr. Maruyama has financial, marketing and management expertise as well as knowledge of our industry having previously served in multiple positions at Universal Parks and Resorts and as Chief Strategy Officer of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park.
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Mr. Moloney has financial and management expertise and valuable experience gained from his position as Chief Financial Officer of John Hancock Financial Services, as well as experience as a director of other private and public companies.
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Ms. Narang has extensive digital, brand and product marketing expertise gained from her leadership roles at Facebook, her consulting experience and from serving as the Chief Marketing Officer at True and the interim Chief Marketing Officer at Roblox Corporation.

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Mr. Ross has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Shumway Capital Partners, Apollo and his position as a Managing Partner and founder of Hill Path, as well as having served on the boards of various public and private companies.
•
Ms. Schaefer has significant experience in the leisure, hospitality and entertainment sectors and brings unique skills, particularly in operations and marketing, as well as having served on the boards of various companies.

Our Corporate Governance Guidelines provide that directors may not continue to serve on the Board of Directors after reaching the age of 75 without an express waiver by the Board. The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director. After considering Mr. Moloney’s experience, dedication, and valuable contributions to the Board and its committees, pursuant to the Governance Guidelines, the Nominating and Corporate Governance Committee recommended to the Board that the mandatory retirement requirement be waived for Mr. Moloney. Based upon this recommendation, the Board determined that a waiver of this policy for Mr. Moloney with respect to his service until the next annual meeting in 2027 was in the best interests of the Company and, accordingly, approved such waiver. Accordingly, the annual director nomination process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the ten incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee regularly considers director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors, if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2027 Annual Meeting”.

Periodic Board Evaluation

Our Corporate Governance Guidelines provide that the Board, acting through the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.

Insider Trading Policies and Procedures

Our Board has adopted a Securities Trading Policy (the “Insider Trading Policy”) that governs the purchase, sale and/or other disposition of the Company’s securities by our officers, directors and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as any listing standards applicable to the Company. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers including ages as of record date.

Name	Age	Principal Occupation and Other Information

Marc G. Swanson	55

Marc G. Swanson has served as Chief Executive Officer since May 2021. Prior to that, he served as Interim Chief Executive Officer from April 2020 to May 2021. Prior to that, he served as Chief Financial Officer and Treasurer of the Company from August 2017 to April 2020, except for from September 2019 to November 2019 when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer from 2012 to 2017 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University and is a Certified Public Accountant.

James “Jim” Forrester	57

James (Jim) W. Forrester Jr. has served as Interim Chief Financial Officer and Treasurer of the Company since November 2025. Prior to that, Mr. Forrester served as the Company’s Senior Vice President, Finance since November 2024. Prior to that he served as the Company’s Interim Chief Financial Officer from January 2023 to November 2024, and Vice President, Finance for SeaWorld Orlando, Aquatica Orlando and Discovery Cove from February 2019 to January 2023. Prior to that, he served as Vice President of Operations, Finance, Human Resources and Revenue Management for ICON Orlando 360 from October 2017 to February 2019. Additionally, Mr. Forrester has more than two decades of theme park finance and operations experience including at the Walt Disney Company, Walt Disney World Resort, and Hershey Entertainment & Resorts, among others.

Name	Age	Principal Occupation and Other Information

Dr. Christopher (Chris) Dold	53

Dr. Christopher (Chris) Dold has been our Chief Zoological Officer since April 2016. Prior to that, Dr. Dold served as Vice President, Veterinary Services from October 2009 until April 2016 and Senior Veterinarian at SeaWorld Orlando from October 2005 to September 2009. Prior to joining the Company, Dr. Dold was a National Academies-National Research Council Postdoctoral Clinical Fellow with the US Navy Marine Mammal Program and completed a University of California-Davis Internship in Marine Mammal Medicine and Pathology at The Marine Mammal Center in Sausalito, California. Dr. Dold has held memberships in the American Veterinary Medical Association, International Association for Aquatic Animal Medicine, European Association for Aquatic Mammals, and the American Association of Zoo Veterinarians. Dr. Dold received a Bachelor of Science degree in zoology from the University of Wisconsin-Madison and his doctorate in veterinary medicine from the University of Wisconsin-Madison School of Veterinary Medicine.

Christopher (Chris) Finazzo	44

Christopher Finazzo has served as Chief Commercial Officer of the Company since January 1, 2022. Mr. Finazzo served as a consultant to the Company from August 2021 through December 31, 2021. Prior to that, Mr. Finazzo served in various roles at Burger King Corporation (“BKC”), including President of BKC, Americas from December 2017 to July 2021, Head of Marketing, North America from January 2017 until December 2017 and Head of Development from January 2016 until January 2017. Since joining BKC in 2014, Mr. Finazzo also held various roles in marketing and development. Prior to joining BKC in 2014, Mr. Finazzo was on the strategy team at Macy’s. Mr. Finazzo served as a director of Carrols Restaurant Group, Inc. from February 2020 through July 2021. Mr. Finazzo also served as director of Burger King Foundation Inc. from 2018 to July 2021. Mr. Finazzo holds a bachelor's degree in economics from the University of Connecticut.

Kevin Connelly	55

Kevin Connelly became the Company’s Chief Accounting Officer in August 2025. Prior to becoming the Company’s Chief Accounting Officer, Mr. Connelly served as the Chief Financial Officer, Chief Operating Officer, and Senior Managing Director of Appreciation Homes, LLC, a real estate securities company, from June 2019 to January 2025. From September 2018 to May 2019, he was President of Capview Partners, LLC / EBA EverStar, LLC, a real estate investment and management firm formed through a Fortune Global 500 company’s acquisition of Capview Partners, LLC, where he had served as Chief Financial Officer and Managing Director since April 2014. Mr. Connelly previously held senior finance and accounting positions with DSM Nutritional Products Ltd, Martek Biosciences Corp, Aether Systems, Inc., Storage USA, Inc., and Integrated Health Services, Inc., after starting his career at KPMG. Mr. Connelly holds a Bachelor of Business Administration in accounting from James Madison University and is a Certified Public Accountant in the State of Maryland.

Kyle R. Miller	49

Kyle R. Miller has served as Chief Parks Operations Officer – Florida Parks of the Company since January 2023. Prior to that, Mr. Miller served as Park President of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando since 2018. He served as Vice President of Culinary Operations of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2016 to 2018, and Director of Merchandise Revenue Operations for SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2007 to 2012. Mr. Miller began his theme park career with Busch Entertainment Corporation and progressed through various roles of increasing responsibility at multiple parks of the Company from 1995 to 2018. Mr. Miller has served as a board member of Visit Orlando since 2019.

Name	Age	Principal Occupation and Other Information

Thomas Kelly	44

Thomas Kelly has been the Chief Legal Officer, General Counsel and Corporate Secretary since January 2026. He leads the Company’s legal function as well as its external affairs team, including governmental affairs and community affairs. Prior to joining the Company, Mr. Kelly was a partner at the Kasowitz LLP law firm from 2017 to 2025 and an associate from 2008 to 2017, where he practiced complex commercial litigation. He holds a bachelor's degree in English from Columbia University and juris doctor degree from Northwestern University – Pritzker College of Law.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2026.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted for the ratification of the selection of KPMG LLP unless you specify otherwise.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

Audit and Non-Audit Fees

The following tables present fees for professional services rendered by Deloitte and KPMG for the audit of our financial statements for 2025 and 2024 and fees billed for other services rendered for those periods:

KPMG

	2025	2024
Audit fees(1)	$1,393,500	$1,180,000
Audit-related fees(2)	360,000	30,000
Total:	$1,753,500	$1,210,000

(1)
Includes the aggregate fees in each of the last two fiscal years for professional services rendered by KPMG for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings.
(2)
Includes fees billed for assurance and related services performed by KPMG that are primarily related to other agreed upon procedures.

We paid no tax fees or fees other than audit and audit-related fees to KPMG in 2025 or 2024.

Deloitte

	2025	2024
Audit fees(1)	$45,000	$180,250
Audit-related fees(2)	—	—
Total:	$45,000	$180,250

(1)
Includes the aggregate fees in the fiscal year ended December 31, 2024 for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings.
(2)
Includes fees billed for assurance and related services performed by Deloitte that are primarily related to other agreed upon procedures.

We paid no tax fees or fees other than audit and audit-related fees to Deloitte in 2025 or 2024.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement.

Each year, the Audit Committee approves an annual budget for such audit and permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized KPMG’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee may pre-approve any such audit and permitted non-audit services that exceed the initial budget. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” The Audit Committee charter is available on our Investor Relations website at www.unitedparks.com/corporate-governance/governance-documents/. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, and for auditing our internal control over financial reporting and expressing an opinion on the effectiveness of our internal control over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (the “SEC”). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Thomas E. Moloney, Chair
William Gray Timothy Hartnett Nathaniel Lipman Kimberly Schaefer

The information contained in this Report of the Audit Committee of the Board shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

Proposal No. 3—Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed in this Proxy Statement. At the Company’s 2020 annual meeting of stockholders, our stockholders indicated their preference to hold the non-binding stockholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2027 annual meeting of stockholders, if "One Year" is approved as the frequency in Proposal No. 4. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers in 2025, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee in this Proxy Statement.

In particular, stockholders should note the following:

•
We design our pay programs to support the achievement of aggressive annual and long-term goals and drive stockholder value.
•
We place significant emphasis on performance-based variable compensation. Almost 75% of named executive officer (“NEO”) compensation is based on company and individual performance.
•
We place strong emphasis on equity compensation to align our interests with those of our stockholders and over 60% of our 2025 NEO target pay is equity-based.
•
We have share ownership guidelines that require our NEOs to own a significant amount of Company stock and strengthen alignment with our stockholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Company values the opinions expressed by its stockholders, and the Compensation Committee will continue to carefully review and take into account the results of the vote when designing and considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4—NON-BINDING ADVISORY VOTE ON FREQUENCY OF THE FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we are including a resolution subject to stockholder vote to recommend, in a non-binding advisory vote, the frequency of the future advisory votes on the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 3). By voting on this proposal, stockholders may indicate whether they would prefer that we provide for the Say-on-Pay Vote at future annual meetings every year, every two years or every three years. Stockholders, also may, if they wish, abstain from casting a vote on this proposal. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 3, the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee in this Proxy Statement.

We believe a one-year frequency is most consistent with the Company’s approach to compensation. Our reasons include:

•
We believe that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.
•
We believe that an annual advisory vote on executive compensation is consistent with our policy of seeking input from our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices even though it is not required by law.

Stockholders are not voting to approve or reject the Board’s recommendation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: “One Year,” “Two Years,” “Three Years” or “Abstain.” However, because your vote on this proposal is advisory, it will not be binding on us, the Board or the Compensation Committee. Nevertheless, our Board will review and consider the outcome of this vote when making determinations as to the frequency of Say-on-Pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interest of our stockholders to hold a Say-on-Pay vote more or less frequently than the option approved by our stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2026 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors:

Scott Ross, Chair
James Chambers
Yoshikazu Maruyama
Thomas Moloney

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs, and practices for our Named Executive Officers, or NEOs, and the executive positions they held in 2025 as set forth below:

Marc G. Swanson	Chief Executive Officer
James (Jim) Mikolaichik (1)	Former Chief Financial Officer and Treasurer
James (Jim) W. Forrester Jr. (1)	Interim Chief Financial Officer and Treasurer
Christopher (Chris) Finazzo	Chief Commercial Officer
Byron Surrett (2)	Chief Parks Operations Officer - Non-Florida Parks
Kyle Miller	Chief Parks Operations Officer - Florida Parks

(1)
Mr. Mikolaichik, our Former Chief Financial Officer and Treasurer of the Company, resigned effective as of November 15, 2025. Mr. Forrester, Jr., the Company’s former Senior Vice President of Finance was appointed Interim Chief Financial Officer and Treasurer effective November 15, 2025.
(2)
Effective January 1, 2026, Mr. Surrett transitioned from the role of Chief Parks Operations Officer – Non-Florida Parks to a non-executive role at the Company.

2025 Business Highlights (in millions except per share and per capita amounts)

Our fiscal 2025 results did not meet our expectations. Our results were impacted by negative international tourism trends and volatile weather during certain peak visitation periods. The following illustrates our 2025 financial performance:

	Fiscal Year
Financial Metric (In millions except per share and per capita amounts)	2025	2024	Variance
Total revenues	$1,662.6	$1,725.3	(3.6%)
Net income	$168.4	$227.5	(26.0%)
Earnings per share, diluted	$3.06	$3.79	(19.3%)
Adjusted EBITDA(1)	$605.1	$700.2	(13.6%)
Net cash provided by operating activities	$380.1	$480.1	(20.8%)
Attendance	21.17	21.55	(1.8%)
Total revenue per capita	$78.54	$80.07	(1.9%)
Admission per capita	$41.73	$43.61	(4.3%)
In-Park per capita spending	$36.81	$36.46	1.0%

Also, in 2025, our rescue teams came to the aid of 825 animals in need in the wild bringing the total number of animals we have helped over our history to more than 42,000.

(1)
Adjusted EBITDA is defined as net income (loss) plus (i) income tax (benefit) provision, (ii) interest expense, consent fees and similar financing costs, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) loss on extinguishment of debt, (vi) non-cash charges/credits related to asset disposals, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events. Adjusted EBITDA as defined in the Senior Secured Credit Facilities is consistent with our reported Adjusted EBITDA. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see “— Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Indebtedness—Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, at pages 50-52.

2025 Say-On-Pay Vote and Stockholder Outreach

Stockholders voted 98.9% in support of our executive compensation programs at the 2025 stockholder meeting (excluding abstained and broker non-votes). Even though the results of the advisory Say-On-Pay votes were overwhelmingly positive, we continued to reach out to our stockholders to engage and gather feedback. In 2025, we reached out to stockholders holding 97.9% of the shares outstanding and had conversations with stockholders representing 56.7% of the shares outstanding, in both cases, including Hill Path Capital. In addition, we spoke with the major shareholder advisory services. In our conversations with our stockholders and shareholder advisory services, no issues regarding executive compensation were raised. Without specific issues to address with our stockholders and shareholder advisory services, none of our Compensation Committee members or Board members participated in the discussions.

Our Compensation Policies and Practices at a Glance

What We Do	What We Don’t Do

✓ Place significant emphasis on performance-based compensation that considers both operating performance goals and stock performance.
✓    Place strong emphasis on equity compensation to align our interests with those of our stockholders.
✓    Set challenging annual and long-term incentive award performance objectives.
✓    Limit the use of perquisites.
✓    Maintain reasonable termination and change in control provisions including double trigger equity vesting.
✓    Maintain stock ownership guidelines that require owning a significant amount of Company stock.
✓    Maintain clawback provisions to recover cash and equity incentive compensation.
✓    Conduct Say-On-Pay vote annually.
✓    Engage with our stockholders at least annually.
✓    Retain an independent compensation advisor reporting directly to the Compensation Committee.

✘    No guaranteed incentive payments or guaranteed annual salary increases.
✘    No plans that encourage excessive risk-taking (and we monitor risk annually across all of our plans)
✘    No hedging or pledging Company stock.
✘    No excise tax gross-ups upon change in control.
✘    No excessive annual burn rate or equity dilution.
✘    No repricing stock options without stockholder approval.

Our Total Rewards Philosophy and Key Rewards Principles

We believe we must provide total rewards that will attract, retain and motivate an outstanding executive team to achieve our challenging business goals and create value for our stockholders. To accomplish this, our compensation program is designed to support the following key reward principles:

Performance-Driven Pay

Our total compensation program is designed to encourage high performance, recognize future potential for growth and motivate the achievement of challenging performance objectives. We design our program to strike an appropriate balance between short-term and longer-term performance.

Competitive Compensation Opportunities

We strive to ensure the total value of our compensation package is fully competitive within our industry consistent with our performance. Variable compensation elements including annual bonus and equity awards are intended to deliver our competitive target when we achieve our goals. Value delivered above or below this targeted amount is entirely dependent on our performance.

Alignment With Stockholders

Our executive total compensation program has a significant equity component. In addition to our long-term equity incentives, we deliver 50% of our NEOs’ annual bonus opportunity in the form of performance share units (PSUs).

Reasonable Cost Consistent With Our Performance

Our goal is to establish plans which are affordable and consistent with our performance versus our challenging annual and long-term business goals and are fundamentally aligned with our longer-term business strategy.

2025 Compensation Elements and Mix

Elements of 2025 Compensation

Our compensation program is made up of the following three direct compensation elements:

Compensation Element	Purpose
Base Salary
•
Fixed cash compensation that is adjusted from time-to-time based on individual performance and development in their role.
•
Attracts and retains executives by offering fixed compensation that is generally competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Incentives
•
Variable compensation typically paid in a combination of cash and performance-vesting restricted stock units based on performance versus pre-established annual goals.
•
Designed to motivate and reward the achievement of a balanced scorecard of our annual performance as measured by Adjusted EBITDA, revenue, guest satisfaction, and individual, department and/or discretionary components.
•
50% of the target opportunity is denominated as performance share units (PSUs) at the beginning of the performance period to align our executives’ interests with those of our stockholders.
•
For 2025, we implemented a “Supplemental Bonus Plan” covering September 1 to December 31, 2025. See “2025 Annual Bonus, 2025 Supplemental Bonus, Performance Objectives and Performance Results” below.

Long-Term Equity Incentives
•
Variable compensation payable in the form of time-vesting options, RSUs and performance-vesting restricted stock units (PSUs) based on performance versus pre-established long-term goals (see description below).
•
Intended to align executives' interests with the interests of our stockholders through equity-based compensation with performance- based and time-based vesting features.
•
Promotes the long-term retention of equity by our executives and key management personnel.

Our 2025 Mix of Target Compensation

Our compensation is structured to meet the following key objectives for our NEOs and other key executives:

•
Fixed Versus Performance Variable Compensation: We ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value.
•
Cash Versus Equity: We believe our executive compensation should be structured to appropriately balance cash compensation with equity-based compensation. By design, a significant portion of target total compensation opportunity is weighted to short- and long-term equity awards for our NEOs to strengthen alignment with stockholders.

The following chart illustrates our 2025 targeted compensation mix and structure for our NEOs on average based on our Supplemental Bonus Plan implemented for fiscal year 2025 (additional information on the Supplemental Bonus Plan follows in this CD&A).

Compensation Determination Process

Role of the Compensation Committee, Management and Consultant

Compensation Element	Key Roles and Responsibilities
Compensation Committee
•
Responsible for making all executive compensation decisions.
•
Determines the compensation of our Chief Executive Officer and other executive officers.
•
At the beginning of each performance cycle, the Compensation Committee, in conjunction with the annual budget process overseen by the Board of Directors, typically approves annual and long-term financial goals designed to align executive pay with company performance and stockholder interests.
•
Reviews compensation programs for material risk.
•
May engage its own advisors to assist in carrying out its responsibilities.

Senior Management
•
Our Chief Executive Officer, Chief Financial Officer, and our Chief Human Resources Officer work closely with the Compensation Committee and Board to develop annual and longer-term financial goals and objectives.
•
Our Chief Executive Officer and Chief Financial Officer monitor performance versus goals and apprise the Compensation Committee of progress on a regular basis.
•
Our Chief Human Resources Officer works closely with the Compensation Committee and the Compensation Committee’s independent compensation consultant in developing and modifying compensation programs and is also responsible for our ongoing performance management processes.
•
None of our NEOs participate in discussions with the Compensation Committee regarding their own compensation.

Independent Compensation Consultant
•
In 2025, the Compensation Committee continued to engage the services of W.T. Haigh & Company (“Haigh”) as its independent compensation consultant. The Compensation Committee reviewed the Company’s relationships with Haigh and has determined there are no conflicts of interest.
•
Haigh (1) reviews and advises the Compensation Committee regarding the components and levels of our compensation program for our NEOs and other senior management upon request by the Compensation Committee. (2) reviews and advises the Compensation Committee regarding the components and levels of our non-employee director compensation program upon request by the Compensation Committee. and (3) annually reviews and develops the peer companies used for executive and non-employee director compensation comparison.

Development of Peer Companies

Annually, the Compensation Committee directs Haigh to develop a comparable group of companies engaged in the same or similar industries as our Company. Due to the limited number of “pure leisure facilities” public companies, our Compensation Committee determined that it was appropriate to also include other companies in the compensation peer group that are in the entertainment, restaurant and hospitality industries and compete with us for executive talent. The peer companies are selected based on a combination of factors including industry, market capitalization, enterprise value, revenue and number of employees. No specific weighting is applied to any of these selection factors.

Generally, the Compensation Committee uses peer company data provided by Haigh to guide its review of the total compensation of our executive officers and non-employee directors and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation levels and practices. The Compensation Committee focuses on ensuring that our executive compensation program is competitive on a total compensation basis. However, no specific competitive level is targeted by the Compensation Committee based on this review.

The Compensation Committee approved the following 12 companies as our peer group for 2025 based on analysis and recommendations by Haigh. There were no changes versus the 2024 peer group:

AMC Entertainment Holdings, Inc.	Marriott Vacations Worldwide Corporation
The Cheesecake Factory Incorporated	Norwegian Cruise Lines Holdings Ltd.
Cinemark Holdings, Inc.	Six Flags Entertainment Corporation
Dave & Buster's Entertainment, Inc.	Texas Roadhouse, Inc.
Hilton Grand Vacations, Inc.	Travel + Leisure Company
Madison Square Garden Sports Corp.	Vail Resorts, Inc.

2025 Compensation Design and Decisions

Base Salaries

Our philosophy is to pay base salaries that reflect each executive’s performance, experience and scope of responsibilities and provide levels of pay competitive with our industry practices for similar roles. Base salaries are reviewed periodically for potential adjustments, typically based upon promotion and/or change in job responsibilities. There were no salary increases made in 2025.

Name	Position in 2025	2025 Base Salary
Marc G. Swanson	Chief Executive Officer	$450,000
James (Jim) Mikolaichik (1)	Former Chief Financial Officer and Treasurer	$400,000
James (Jim) W. Forrester Jr. (1)	Interim Chief Financial Officer and Treasurer	$285,000
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000
Byron Surrett (2)	Chief Parks Operations Officer - Non-Florida Parks	$250,000
Kyle Miller	Chief Parks Operations Officer - Florida Parks	$250,000

(1)
Mr. Mikolaichik, our Former Chief Financial Officer and Treasurer of the Company, resigned effective as of November 15, 2025. Mr. Forrester, Jr., the Company’s former Senior Vice President of Finance was appointed Interim Chief Financial Officer and Treasurer effective November 15, 2025.

(2)
Effective January 1, 2026, Mr. Surrett transitioned from the role of Chief Parks Operations Officer – Non-Florida Parks to a non-executive role at the Company.

2025 Annual Bonus, 2025 Supplemental Bonus Plan, Performance Objectives and Performance Results

Target Opportunity for Our NEOs

Performance goals and targets for 2025 bonuses were projected in early 2025, inclusive of a discretionary component based on individual annual performance. As described in more detail below, when it became clear that the projected goals and targets for 2025 would not be met, to further focus our executive team on performance results for the performance period from September 1, 2025 to December 31, 2025, we implemented the Supplemental Bonus Plan. This plan was designed to incentivize the achievement of stretch goals over the last four months of our fiscal year. 50% of the total Supplemental Bonus Plan target potential is denominated as cash while the remaining 50% is denominated as stock, with the number of shares granted at the beginning of the performance period based on the Company’s stock price on the date of grant. The stock portion of our annual incentive program vests subject to performance and is settled in shares of our common stock following the performance period.

The following illustrates the 2025 Annual Bonus Plan and Supplemental Bonus Plan target opportunities for our NEOs.

			2025 Annual Bonus		2025 Supplemental Bonus
Name	Position in 2025	2025 Base Salary	2025 Annual Bonus Target %	2025 Annual Bonus Target $	2025 Supp. Bonus Target $	2025 Supp. Bonus as % Annual Bonus	2025 Supp. Bonus as % Base Salary
Marc G. Swanson	Chief Executive Officer	$450,000	150%	$675,000	$270,000	40%	60%
James (Jim) Mikolaichik (1)	Former Chief Financial Officer and Treasurer	$400,000	100%	$400,000	N/A	N/A	N/A
James (Jim) W. Forrester Jr.	Interim Chief Financial Officer and Treasurer	$285,000	80%	$228,000	$91,200	40%	32%
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000	100%	$400,000	$133,333	33%	33%
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$250,000	80%	$200,000	$73,333	37%	29%
Kyle Miller	Chief Parks Operations Officer - Florida Parks	$250,000	80%	$200,000	$73,333	37%	29%
(1)
Mr. Mikolaichik was not eligible for the 2025 Supplemental Bonus Program.

2025 Supplemental Bonus Performance Targets, Weighting, Results and Calculation of 2025 Annual Bonus Awards as a Percent of Target

Our 2025 financial and non-financial objectives, weightings, actual results and weighted payouts by performance objective as a percent of target are shown in the tables below for each of our named executive officers:

2025 SUPPLEMENTAL BONUS PLAN SEPTEMBER-DECEMBER CUSTOM DEPARTMENT PLAN (Swanson):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2025 Actual ($M)	Measure Weighting	Payout	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$186.7	$209.4	No Max	$130.2	35.0%	0.0%	0.0%
Corporate Cost Objectives(3)					40.0%	0.0%	0.0%
Guest Satisfaction(4)					15.0%	0.0%	0.0%
Discretionary & Individual Objectives(5)					10.0%	(5)	(5)

2025 SUPPLEMENTAL BONUS PLAN SEPTEMBER-DECEMBER CUSTOM DEPARTMENT PLAN (Forrester):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2025 Actual ($M)	Measure Weighting	Payout	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$186.7	$209.4	No Max	$130.2	45.0%	0.0%	0.0%
Department Cost Objectives(3)					30.0%	0.0%	0.0%
Guest Satisfaction(4)					15.0%	0.0%	0.0%
Discretionary & Individual Objectives(5)					10.0%	(5)	(5)

2025 SUPPLEMENTAL BONUS PLAN SEPTEMBER-DECEMBER CUSTOM DEPARTMENT PLAN (Finazzo):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2025 Actual ($M)	Measure Weighting	Payout	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$186.7	$209.4	No Max	$130.2	50.0%	0.0%	0.0%
Total Revenues	$503.1	$525.7	No Max	$471.6	15.0%	0.0%	0.0%
Department Cost Objectives(3)					15.0%	0.0%	0.0%
Guest Satisfaction(4)					20.0%	0.0%	0.0%

2025 SUPPLEMENTAL BONUS PLAN SEPTEMBER-DECEMBER CUSTOM DEPARTMENT PLAN (Surrett):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2025 Actual ($M)	Measure Weighting	Payout	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$186.7	$209.4	No Max	$130.2	30.0%	0.0%	0.0%
Park-level EBITDA					25.0%	0.0%	0.0%
Department Cost Objectives(3)					15.0%	0.0%	0.0%
Guest Satisfaction(4)					25.0%	0.0%	0.0%
Discretionary & Individual Objectives(5)					5.0%	(5)	(5)

2025 SUPPLEMENTAL BONUS PLAN SEPTEMBER-DECEMBER CUSTOM DEPARTMENT PLAN (Miller):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2025 Actual ($M)	Measure Weighting	Payout	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$186.7	$209.4	No Max	$130.2	30.0%	0.0%	0.0%
Park-level EBITDA					25.0%	0.0%	0.0%
Department Cost Objectives(3)					15.0%	0.0%	0.0%
Guest Satisfaction(4)					25.0%	0.0%	0.0%
Discretionary & Individual Objectives(5)					5.0%	(5)	(5)

(1)
Threshold achievement for Adjusted EBITDA, Total Revenues, and Park-level EBITDA results in a 50% payout.
(2)
There is no maximum payout for Adjusted EBITDA, Total Revenues, and Park-level EBITDA. Achievement above 100% results in an additional 0.5% for each $1.0 million achieved above target level. To achieve a payout of 150% to 200% of target for these financial measures, the target performance level would have to be exceeded by $100M to $200M respectively. There is no maximum payout for Discretionary & Individual Objectives and payout above target is determined by the Compensation Committee for each NEO. As historical perspective, Discretionary & Individual Objectives have not paid out above the targeted amounts in the last three fiscal years.
(3)
Company and Department cost objectives were deemed to not be met for 2025.
(4)
Guest satisfaction (GSAT) is typically measured on a park-by-park basis each quarter. Under the 2025 Supplemental Bonus Plan, GSAT was measured on a park-by-park basis for the September 1 to December 31, 2025 performance period. Based on the Company’s guest satisfaction scores in 2025 as compared to the Company’s goals and expectations, the Compensation Committee determined that the guest satisfaction scores achieved did not meet at least the threshold level for any quarter and/or park, which resulted in no payout related to guest satisfaction.
(5)
The Compensation Committee considered 2025 results and performance and at its discretion approved a Discretionary and Individual achievement as indicated in the table below.

With respect to the discretionary component of the planned annual bonus plan, the Compensation Committee approved the following discretionary bonus awards for our NEOs for fiscal 2025, which were based on an assessment of individual annual performance:

Name	Position in 2025	2025 Bonus Paid in Cash	2025 Bonus Paid in Stock(1)	Total 2025 Bonus Earned $
Marc G. Swanson	Chief Executive Officer	$33,750	$33,776	$67,526
James (Jim) W. Forrester Jr.	Interim Chief Financial Officer and Treasurer	$9,120	$9,105	$18,225
Christopher (Chris) Finazzo	Chief Commercial Officer	$-	$-	$-
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$5,000	$4,982	$9,982
Kyle Miller	Chief Parks Operations Officer - Florida Parks	$5,000	$4,982	$9,982

(1)
Annual bonus paid in stock equals number of shares vested on April 28, 2026 at $34.36 per share.

2025 Long-Term Incentive Awards

The long-term incentive award program is designed to align the executives with the Company’s key longer-term performance objectives, align the executives’ interest with our stockholders, provide an opportunity to increase their ownership interest in the Company through grants of equity-based awards and retain executives through vesting of awards over multiple years. Under our equity plans, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other stock-based awards.

Our 2025 Long-Term Incentive Awards (the “2025 LTIP”) cover the 2025-2027 performance period. For 2025, we determined to award the 2025 LTIP in the following forms of equity:

•
25% in the form of stock options vesting in substantially equal annual installments over three years:
o
In determining the number of stock options to be granted, we calculated the number of options granted using the closing price of a share of stock on the date of grant based on the assumption that the stock price will double in value over the expected term of the option versus using a Black-Scholes valuation model. The Black-Scholes valuation model was used to value stock options for accounting purposes and required reporting purposes, including the compensation tables below.
•
75% in the form of performance-vesting restricted stock units (PSUs) vesting based 100% on the achievement of the predefined Adjusted EBITDA target to be met by the end of fiscal year 2027.

The following awards were made to our NEOs under our 2025 LTIP:(1)

Name	Position in 2025	2025 Base Salary	2025 LTIP Target % of Salary	2025 LTIP Target Value(2)
Marc G. Swanson	Chief Executive Officer	$450,000	400%	$1,800,000
James (Jim) W. Forrester Jr.	Interim Chief Financial Officer and Treasurer	$285,000	150%	$427,500
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000	200%	$800,000
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$250,000	150%	$375,000
Kyle Miller	Chief Parks Operations Officer - Florida Parks	$250,000	150%	$375,000
(1)
Mr. Mikolaichik was not eligible for a 2025 LTIP award due to his resignation effective November 15, 2025.
(2)
Target value is based on the PSUs valued at target performance and the stock options valued as described above. The target value shown above is not based on ASC Topic 718 as shown in the Grants of Plan-Based Awards Table elsewhere in this proxy.

2025 Custom PSU Awards

To further focus our executive team on performance results for the performance period of September 1, 2025 to December 31, 2025, we implemented the Custom PSU Awards program. The program was designed to incentivize the achievement of stretch goals over the last four months of our fiscal year. Mr. Swanson did not participate in the Custom PSU Awards program. At the time the Custom PSUs were granted, the Compensation Committee was in the process of designing a Special Award for Mr. Swanson that is described in more detail below.

The following illustrates the awards under the program, the performance categories by individual, the target performance objectives and earned awards based on the performance during the period. The number of PSUs granted was determined by dividing the Custom PSU target amount by our closing stock price on November 10, 2025, the date of grant:

Name	Position in 2025	2025 Custom PSU Target $	PSU Performance Objectives (1)		Target Objective ($M)	Percent Achieved
James (Jim) W. Forrester Jr.	Interim Chief Financial Officer and Treasurer	$200,000	Cost Objectives (100%)		$191.1	0%
Christopher (Chris) Finazzo	Chief Commercial Officer	$500,000	Company AEBITDA (33.33%) Park-Level AEBITDA (33.33%) Hiring Objectives (33.33%)	$ $	209.4 58.1 N/A	0%
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$500,000	Company AEBITDA (50%) Park-Level AEBITDA (50%)	$ $	209.4 34.4	0%
Kyle Miller	Chief Parks Operations Officer - Florida Parks	$500,000	Company AEBITDA (50%) Park-Level AEBITDA (50%)	$ $	209.4 58.1	0%
(1)
“Cost Objectives” means full Company cost target excluding cost of goods sold. “AEBITDA” is an abbreviation for Adjusted EBITDA. “Hiring Objectives” means successful and satisfactory hiring of key positions. All performance objectives cover the September 1 to December 31, 2025 performance period.

2025 Special Awards

From time to time, the Compensation Committee approves off-cycle equity awards to new executive officers, or to existing executive officers for retention purposes, to recognize a promotion, or to provide special recognition. Awarding such compensation in the form of equity awards vesting over multiple years, rather than in cash, is consistent with our emphasis on equity compensation to further align the executive officers’ interests with those of our stockholders. In 2025, the Compensation Committee granted the following special equity awards to our named executive officers for motivational and/or retention purposes, as further described below:

Mr. Swanson:

•
On December 15, 2025, the Compensation Committee granted a number of RSUs determined by dividing $4,000,000 by the stock price on the date of grant. The RSUs vest as follows: approximately 12.5% of the RSUs on December 31, 2025, approximately 6.25% of the RSUs will vest each on June 30 and December 31, 2026. The remainder of the RSUs will vest in three substantially equal annual installments representing 25% of the RSUs on December 31, 2027, 2028 and 2029 subject to continued service. This RSU award is intended as an inducement for Mr. Swanson to remain with the Company longer term and recognize his substantial contributions.

Mr. Forrester:

•
On December 15, 2025, the Compensation Committee granted a number of RSUs determined by dividing $500,000 by the stock price on November 17, 2025 in connection with his appointment as Interim Chief Financial Officer and Treasurer. The RSUs vest in equal annual installments over four years.

Mr. Finazzo:

•
On November 10, 2025, the Compensation Committee granted a number of RSUs determined by dividing $1,000,000 by the stock price on the date of grant as an inducement for Mr. Finazzo to remain with the Company longer term and recognize his substantial contributions. The RSUs vest in substantially equal annual installments on the second, third and fourth anniversaries of the date of grant.

Mr. Surrett:

•
On May 14, 2025, the Compensation Committee granted a number of RSUs determined by dividing $250,000 by the stock price on February 28. 2025 as an inducement for Mr. Surrett to remain with the Company longer term. The RSUs vested in full on December 31, 2025;
•
On November 10, 2025, the Compensation Committee granted a number of RSUs determined by dividing $1,000,000 by the stock price on the date of grant as an inducement for Mr. Surrett to remain with the Company longer term and recognize his substantial contributions. The RSUs vest in substantially equal annual installments on the second, third and fourth anniversaries of the date of grant.

Mr. Miller:

•
On November 10, 2025, the Compensation Committee granted a number of RSUs determined by dividing $1,000,000 by the stock price on the date of grant as an inducement for Mr. Miller to remain with the Company longer term and recognize his substantial contributions. The RSUs vest in substantially equal annual installments over four years.

2023-2025 Long-Term Incentive Awards

Our 2023 Long-Term Incentive Awards (the “2023 LTIP”) cover the 2023-2025 performance period and the extended test period in 2026, if applicable. The 2023 LTIP also provides an opportunity to vest in the award earlier than the end of the performance period if goals are achieved in any fiscal year during the performance period. The 2023 LTIP was based on the following performance metrics:

o
Achievement of a predefined Adjusted EBITDA target to be met by the end of fiscal year 2025 (75% weighting);
o
Achievement of a predefined Adjusted EBITDA target related to certain growth initiatives to be met by the end of fiscal year 2025 (12.5% weighting); and,
o
Achievement of certain other predefined non-Adjusted EBITDA growth objectives to be met by the end of fiscal year 2025 (12.5% weighting).

The following table illustrates performance versus goals and amounts which vested based on 2023-2025 performance:

Performance Metric	Threshold ($M)	Target ($M)	Actual ($M)	Achievement Payout Percentage of Target	Performance Metric Weighting	Weighted Achievement Factor
2025 Adjusted EBITDA	$991.0	$1,091.0	$605.1	0%	75.0%	0.00%
2025 Growth Adjusted EBITDA	$7.0	$9.0	$-	0%	12.5%	0.00%
2025 Growth Gate	N/A	7 Units	0 Units	0%	12.5%	0.00%
Total						0.00%

Benefits & Perquisites

We provide all of our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•
401(k) savings plan;
•
medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and
•
employee assistance program benefits.

Under our 401(k) savings plan, we match a portion of the funds set aside by the employee. The matching contributions by us become vested either on the two-year anniversary of the participant’s hire date or on a 5-year graded vesting schedule, depending on hire date. At no cost to our employees, we provide an amount of basic life and accident insurance coverage valued at two times our employee’s annual base salary. Employees may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our executive officers with limited perquisites and personal benefits that are not generally available to all employees, such as complimentary access to our theme parks. These benefits and limited perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

Severance Arrangements

We offer our executive officers severance benefits under our Amended and Restated Key Employee Severance Plan (the “Severance Plan”) which we believe is necessary to attract and retain the talent key to our long-term success. Each executive officer is entitled to severance benefits under the Severance Plan if his or her employment is terminated as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee. The Severance Plan is described in more detail below under “Potential Payments Upon Termination”.

Executive Compensation Governance Practices

2025 Stock Ownership Guidelines

In order to align management and stockholder interests, the Company maintains stock ownership guidelines for our executive officers. These guidelines, stated as a multiple of base salary are:

Employee Group	Multiple of Base Salary
CEO	6x
Other NEOs	3x
Other Covered Executives	2x-3x

An executive covered by the ownership guidelines must hold at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company until the individual ownership guideline is met. There is no minimum time period to meet the ownership requirement. As of April 17, 2026, all currently employed NEOs, who are subject to the ownership guidelines were in compliance.

Review of Compensation Risk

Annually, we review our executive and broad-based compensation plans to determine if any of our plans encourage inappropriate risk taking that could potentially adversely impact the company and/or stockholder value. As part of our review, we focus on performance metrics and objectives, compensation mix, incentive plan design and compensation governance processes. In 2025, after review of 18 risk factors, we determined that there were no factors that contribute to potential risk with material impact.

Hedging and Pledging Policies

The Insider Trading policy, among other things, prohibits our directors, officers and employees and any entities they control from purchasing financial instruments, such as variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. In addition, our Insider Trading Policy prohibits short sales and trading in options, warrants, puts, calls or similar instruments on the Company's securities. The Insider Trading Policy also limits the pledging of Company securities to those situations approved by the Company's General Counsel.

Tax and Accounting Considerations

The Compensation Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation programs to structure a program that we consider to be the most effective in attracting, motivating and retaining the Company’s executives and key employees.

For example, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees,” which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Clawback Policy

We have adopted a clawback and recoupment policy that covers all executive officers as well as all participants receiving awards under our incentive compensation plans and certain other individuals designated by the Board or the Compensation Committee (collectively, the “Covered Individuals”). Under the policy, any incentive award or payment that is in excess of the amount that a Covered Individual should otherwise have received under the terms of such award for any reason, the Covered Individual is required to repay any such excess amount to the Company. In addition, the Compensation Committee may, in its sole discretion, provide for the cancellation of outstanding awards or forfeiture and repayment of any gain or amount realized on the vesting, exercise or payment of awards if a participant engages in Detrimental Activity (as defined in the Plan). In light of the SEC’s adoption of final clawback rules in October 2022, on November 13, 2023, we adopted a supplemental clawback and recoupment policy pursuant to NYSE Rule 303A.14.

Our equity awards are subject to restrictive covenants and may be subject to clawback or forfeiture as well if the recipient breaches any of the restrictive covenants or otherwise engages in any "Detrimental Activity", as defined in the Plan.

Equity Award Grant Timing

While we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee has endeavored to grant such awards on a consistent annual schedule. The Compensation Committee may make off cycle equity awards from time to time on an as-needed basis as circumstances warrant. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Marc G. Swanson	2025	450,000	33,750	4,134,963	265,044	—	8,111	4,891,868
Chief Executive Officer	2024	450,000	—	337,496	274,559	7,965	8,011	1,078,031
	2023	450,000	37,969	337,451	270,746	2,632	7,733	1,106,531
James (Jim) Mikolaichik (5)	2025	350,000	—	—	—	—	857	350,857
Former Chief Financial Officer and Treasurer	2024	55,556	—	2,399,920	2,201,189	—	82	4,656,747
James (Jim) W. Forrester Jr. (5)	2025	285,000	9,120	545,570	62,945	—	7,810	910,445
Interim Chief Financial Officer and Treasurer	2024	285,000	8,550	363,964	217,884	22,481	7,756	905,635
	2023	275,868	12,825	331,209	187,139	9,439	7,120	823,600
Christopher (Chris) Finazzo	2025	400,000	—	1,066,613	117,781	—	1,085	1,585,479
Chief Commercial Officer	2024	400,000	—	4,199,940	737,943	8,380	989	5,347,252
	2023	400,000	11,250	199,984	120,320	1,550	1,008	734,112
Byron Surrett (6)	2025	250,000	5,000	1,277,361	55,200	—	7,618	1,595,179
Chief Parks Operations Officer - Non-Florida Parks	2024	250,000	3,750	599,905	133,523	5,697	7,521	1,000,396
	2023	245,833	15,450	499,932	179,262	780	7,088	948,345
Kyle Miller	2025	250,000	5,000	1,036,642	55,200	—	7,738	1,354,580
Chief Parks Operations Officer - Florida Parks	2024	250,000	—	249,971	133,523	—	7,641	641,135
	2023	247,500	16,250	499,932	179,262	780	740	944,464

(1)
Amounts included in this column reflect actual salary earned during each fiscal year while employed by the Company.
(2)
Amounts included in this column for 2025 reflect actual cash discretionary bonus amounts earned in 2025 under the 2025 Supplemental Bonus Plan.
(3)
Amounts included for 2025 reflect the aggregate grant date fair value of stock awards and option awards, as applicable, calculated in accordance with ASC Topic 718 utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2025. These amounts include RSUs, PSUs and option awards. In accordance with ASC Topic 718, for awards subject to performance conditions, the amounts shown in the table reflect the probable outcome of the performance conditions, if any, as of the grant date. Assuming the highest level of achievement on performance awards as of the grant date, as approved by the Compensation Committee, the aggregate grant date fair value of all performance-based stock granted in fiscal 2025 would have added additional value as follows: Mr. Swanson– $2,193,721; Mr. Forrester– $737,864; Mr. Finazzo– $1,483,234; Mr. Surrett– $967,666, and Mr. Miller– $967,666.

(4)
Amounts reported under All Other Compensation for fiscal 2025 include the following:

Description	Marc G. Swanson	James (Jim) Mikolaichik	James (Jim) W. Forrester Jr.	Christopher (Chris) Finazzo	Byron Surrett	Kyle Miller
Life and long-term disability insurance premiums paid by us on behalf of our named executive officers	$1,111	$857	$810	$1,085	$618	$738
Contributions to our 401(k) plan on behalf of our named executive officers	7,000	—	7,000	—	7,000	7,000
Total All Other Compensation	$8,111	$857	$7,810	$1,085	$7,618	$7,738

In addition, the named executive officers (and their spouses) each receive a Corporate Executive Card that entitles them and an unlimited number of guests to complimentary access to our theme parks. There is no incremental cost to us associated with the use of the Corporate Executive Card.

(5)
Mr. Mikolaichik, our Former Chief Financial Officer and Treasurer of the Company, resigned effective as of November 15, 2025. Mr. Forrester, Jr., the Company’s former Senior Vice President of Finance was appointed Interim Chief Financial Officer and Treasurer effective November 15, 2025.
(6)
Effective January 1, 2026, Mr. Surrett transitioned from the role of Chief Parks Operations Officer – Non-Florida Parks to a non-executive role at the Company.

Grants of Plan-Based Awards in 2025

The following table provides information relating to grants of plan-based awards made to our named executive officers during 2025. Mr. Mikolaichik did not receive any plan-based awards during 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Marc G. Swanson
	Annual Cash Incentive	—	47,250	135,000	168,750	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	11/11/2025	—	—	—	1,376	3,932	4,915	—	—	—	134,986
	Performance-Vesting Restricted Stock Units(5)	11/11/2025	—	—	—	9,831	39,324	58,986	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	12/15/2025	—	—	—	—	—	—	113,765	—	—	3,999,977
	Stock Options(7)	11/11/2025	—	—	—	—	—	—	—	9,176	34.33	185,539
	Stock Options(8)	11/11/2025	—	—	—	—	—	—	—	3,932	34.33	79,505

James (Jim) W. Forrester Jr.
	Annual Cash Incentive	—	15,960	45,600	57,000	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	11/11/2025	—	—	—	531	1,328	1,660	—	—	—	45,590
	Performance-Vesting Restricted Stock Units(4)	11/10/2025	—	—	—	5,740	5,740	5,740	—	—	—	—
	Performance-Vesting Restricted Stock Units(5)	11/11/2025	—	—	—	2,334	9,339	14,008	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	12/15/2025	—	—	—	—	—	—	15,984	—	—	499,980
	Stock Options(7)	11/11/2025	—	—	—	—	—	—	—	2,180	34.33	44,080
	Stock Options(8)	11/11/2025	—	—	—	—	—	—	—	933	34.33	18,865
Christopher (Chris) Finazzo
	Annual Cash Incentive	—	28,333	66,667	83,333	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	11/11/2025	—	—	—	824	1,941	2,426	—	—	—	66,635
	Performance-Vesting Restricted Stock Units(4)	11/10/2025	—	—	—	4,735	14,351	14,351	—	—	—	—
	Performance-Vesting Restricted Stock Units(5)	11/11/2025	—	—	—	4,369	17,477	26,215	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	11/10/2025	—	—	—	—	—	—	28,702	—	—	999,978
	Stock Options(7)	11/11/2025	—	—	—	—	—	—	—	4,078	34.33	82,457
	Stock Options(8)	11/11/2025	—	—	—	—	—	—	—	1,747	34.33	35,324
Byron Surrett
	Annual Cash Incentive	—	14,630	36,667	45,833	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	11/11/2025	—	—	—	480	1,068	1,335	—	—	—	36,664
	Performance-Vesting Restricted Stock Units(4)	11/10/2025	—	—	—	7,175	14,351	14,351	—	—	—	—
	Performance-Vesting Restricted Stock Units(5)	11/11/2025	—	—	—	2,048	8,192	12,288	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	5/14/2025	—	—	—	—	—	—	4,950	—	—	240,719
	Time-Vesting Restricted Stock Units(6)	11/10/2025	—	—	—	—	—	—	28,702	—	—	999,978
	Stock Options(7)	11/11/2025	—	—	—	—	—	—	—	1,911	34.33	38,640
	Stock Options(8)	11/11/2025	—	—	—	—	—	—	—	819	34.33	16,560
Kyle Miller
	Annual Cash Incentive	—	14,630	36,667	45,833	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	11/11/2025	—	—	—	480	1,068	1,335	—	—	—	36,664
	Performance-Vesting Restricted Stock Units(4)	11/10/2025	—	—	—	7,175	14,351	14,351	—	—	—	—
	Performance-Vesting Restricted Stock Units(5)	11/11/2025	—	—	—	2,048	8,192	12,288	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	11/10/2025	—	—	—	—	—	—	28,702	—	—	999,978
	Stock Options(7)	11/11/2025	—	—	—	—	—	—	—	1,911	34.33	38,640
	Stock Options(8)	11/11/2025	—	—	—	—	—	—	—	819	34.33	16,560

(1)
Reflects possible cash payouts under the non-discretionary portion of our 2025 Supplemental Bonus Plan. Maximum achievement assumed at 125%. See “Compensation Discussion and Analysis—Calculation of 2025 Annual Bonus Awards as a Percent of Target” for a discussion of threshold, target and maximum cash incentive compensation payouts.
(2)
Reflects grant date fair value of the restricted stock unit and option awards, calculated in accordance with ASC Topic 718 and utilizing the assumptions discussed in Note 17 to our consolidated financial statements for the year ended December 31, 2025. For awards that are subject to performance conditions, these amounts reflect the probable outcome of the performance conditions as of the grant date, which is below threshold for the 2025 Long-Term Incentive Plan and the 2025 Special PSUs, and target for the 2025 Annual Bonus Plan.
(3)
Amounts shown reflect possible equity payouts under our 2025 Supplemental Bonus Plan. Maximum achievement assumed at 125%.
(4)
Amounts shown reflect possible payouts relating to the Custom PSU Awards performance period for performance-vesting restricted stock units granted under our 2025 Long-Term Incentive Plan. These PSUs vest based on the achievement of a predefined performance targets to be met by the end of fiscal year 2025. These PSUs were subsequently forfeited. See “Compensation Discussion and Analysis—2025 Custom PSU Awards” for further discussion.

(5)
Amounts shown reflect possible payouts relating to the three-year performance period for performance-vesting restricted stock units granted under our 2025 Long-Term Incentive Plan. These PSUs vest based on the achievement of a predefined Adjusted EBITDA target to be met by the end of fiscal year 2027. See “Compensation Discussion and Analysis—2025 Long-Term Incentive Awards” for further discussion.
(6)
Amounts shown reflect grants of time-vesting restricted stock unit awards in 2025, see “Compensation Discussion and Analysis— 2025 Special Awards” for grants to Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller.
(7)
Amounts shown reflect grants of stock options in 2025 that become exercisable over three years, with one-third (1/3) becoming exercisable on each of the first three anniversaries of the date of grant.
(8)
Amount shown reflects grant of stock options in 2025 that vest over three years, with one-third (1/3) vesting on each of the first three anniversaries of the date of grant. Any vested options become exercisable: (1) one year after the original final vesting date of the grant, if the NEO is employed at such date; or (2) the second anniversary of the termination of the NEO’s employment with Company.

Outstanding Equity Awards at 2025 Fiscal-Year End

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Marc G. Swanson	15,766	-	50.74	3/14/2031
	6,954	-	64.71	3/15/2032
	5,270	2,635	56.92	5/11/2033
	1,974	3,949	53.18	5/15/2034
	846	1,692	53.18	5/15/2034
	—	9,176	34.33	11/11/2035
	—	3,932	34.33	11/11/2035
					100,527	3,649,130	16,177	587,225
James (Jim) Mikolaichik	822	-	56.78	2/13/2026
	352	-	56.78	2/13/2026
	4,623	-	56.78	2/13/2026
	1,981	-	56.78	2/13/2026
					-	-	-	-
James (Jim) W. Forrester Jr.	895	-	25.70	3/14/2029
	302	-	50.74	3/14/2031
	118	-	64.71	3/15/2032
	282	-	54.67	8/8/2032
	1,539	1,540	64.94	3/2/2033
	1,251	626	56.92	5/11/2033
	826	2,478	52.96	3/5/2034
	354	1,062	52.96	3/5/2034
	469	938	53.18	5/15/2034
	200	402	53.18	5/15/2034
	—	2,180	34.33	11/11/2035
	—	933	34.33	11/11/2035
					21,867	793,772	5,276	191,519
Christopher (Chris) Finazzo	19,215	-	69.39	2/28/2032
	2,028	-	64.71	3/15/2032
	18,436	-	54.24	8/12/2032
	8,950	-	56.01	9/12/2032
	2,342	1,171	56.92	5/11/2033
	2,643	10,575	52.96	3/5/2034
	1,132	4,532	52.96	3/5/2034
	877	1,755	53.18	5/15/2034
	376	752	53.18	5/15/2034
	—	4,078	34.33	11/11/2035
	—	1,747	34.33	11/11/2035
					89,125	3,235,238	10,776	391,169
Byron Surrett	1,576	-	50.74	3/14/2031
	618	-	64.71	3/15/2032
	1,539	1,540	64.94	3/2/2033
	1,098	549	56.92	5/11/2033
	413	1,239	52.96	3/5/2034
	177	531	52.96	3/5/2034

	411	823	53.18	5/15/2034
	176	352	53.18	5/15/2034
	—	1,911	34.33	11/11/2035
	—	819	34.33	11/11/2035
					37,619	1,365,570	7,544	273,847
Kyle Miller	679	-	64.71	3/15/2032
	1,539	1,540	64.94	3/2/2033
	1,098	549	56.92	5/11/2033
	413	1,239	52.96	3/5/2034
	177	531	52.96	3/5/2034
	411	823	53.18	5/15/2034
	176	352	53.18	5/15/2034
	—	1,911	34.33	11/11/2035
	—	819	34.33	11/11/2035
					37,619	1,365,570	7,544	273,847

(1)
Reflects time-vesting nonqualified stock options that vested and were exercisable as of December 31, 2025.
(2)
Reflects time-vesting nonqualified stock options that had not vested as of December 31, 2025. The following provides information with respect to the remaining vesting schedule of the time-vesting nonqualified stock options that had not vested as of December 31, 2025:

Mr. Swanson—of these outstanding nonqualified stock options: (i) 2,635 with an exercise price of $56.92 vest on May 11, 2026; (ii) 2,820 with an exercise price of $53.18 vest on May 15, 2026 and 2,821 vest on May 15, 2027; and (iii) 4,368 with an exercise price of $34.33 vest on November 11, 2026, and remaining vest in equal installments on November 11, 2027, and 2028.

Mr. Forrester—of these outstanding nonqualified stock options: (i) 770 with an exercise price of $64.94 vested March 2, 2026, and 770 vest on March 2, 2027; (ii) 1,180 with an exercise price of $52.96 vested on March 5, 2026, 1,180 vest on March 5, 2027, and 1,180 vest on March 5, 2028; (iii) 626 with an exercise price of $56.92 vest on May 11, 2026; (iv) 670 with an exercise price of $53.18 vest in equal installments on May 15, 2026, and 2027; and (v) 1,037 with an exercise price of $34.33 vest on November 11, 2026, 1,308 vest on November 11, 2027, and 1,308 vest on November 11, 2028.

Mr. Finazzo—of these outstanding nonqualified stock options: (i) 3,777 with an exercise price of $52.96 vested on March 5, 2026, 3,776 vest on March 5, 2027, 3,777 vest on March 5, 2028, and 3,777 vest on March 5, 2029; (ii) 1,171 with an exercise price of $56.92 vest on May 11, 2026; (iii) 1,253 with an exercise price of $53.18 vest on May 15, 2026, and 1,254 vest on May 15, 2027; and (iv) 1,941 with an exercise price of $34.33 vest on November 11, 2026, 1,941 vest on November 11, 2027, and 1,943 vest on November 11, 2028.

Mr. Surrett—of these outstanding nonqualified stock options: (i) 770 with an exercise price of $64.94 vested on March 2, 2026, and 770 vest on March 2, 2027; (ii) 590 with an exercise price of $52.96 vested on March 5, 2026, 590 vest on March 5, 2027, and 590 vest on March 5, 2028; (iii) 549 with an exercise price of $56.92 vest on May 11, 2026; (iv) and 587 with an exercise price of $53.18 vest on May 15, 2026, and 588 vest on May 15, 2027. and (v) 910 with exercise price of $34.33 vest in equal installments on November 11, 2026, and 2027.

Mr. Miller—of these outstanding nonqualified stock options: (i) 770 with exercise price of $64.94 vested on March 2, 2026, and 770 vest on March 2, 2026; (ii) 590 with exercise price of $52.96 vested on March 5, 2026, 590 vest on March 5, 2027, and 590 vest on March 5, 2028; (iii) 549 with exercise price of $56.92 vest on May 11, 2026; (iv) 587 with exercise price of $53.18 vest on May 15, 2026, and 588 vest on May 15, 2027; (v) 910 with exercise price of $34.33 vest in equal installments on November 11, 2026, and 2027.

(3)
Reflects time-vesting shares or units of restricted stock that had not vested as of December 31, 2025 and performance-vesting units of restricted stock where performance conditions have been satisfied but units have not vested as of December 31, 2025 due to service conditions. In particular, includes performance-vesting units of restricted stock under the Company’s 2025 annual bonus plan. The following provides information with respect to the remaining vesting schedule of the shares or units of restricted stock that had not vested as of December 31, 2025:

Mr. Swanson—of these outstanding restricted awards: (i) 983 are performance-vesting units of restricted stock pertaining to the 2025 annual bonus plan which vested on April 28, 2026; and (ii) 99,544 are time-vesting units of restricted stock of which 7,110 vest on June 30, 2026, 7,110 vest December 31, 2026, 28,441 vest on December 31, 2027, 28,441 vest on December 31, 2028, and 28,442 vest on December 31, 2029.

Mr. Forrester—of these outstanding restricted awards: (i) 265 are performance-vesting units of restricted stock pertaining to the 2025 annual bonus plan which vest on April 28, 2026; (ii) 1,540 are time-vesting units of restricted stock of which 770 vested on March 2, 2026, and 770 vest on March 2, 2027; (iii) 3,540 are time-vesting units of restricted stock of which 1,180 vested on March 5, 2026, and the remaining will vest in equal installments on March 5, 2027, and 2028; (iv) 538 are time-vesting units of restricted stock that vest on May 9, 2026; and (v) 15,984 are time-vesting units of restricted stock which vest in equal installments of 3,996 on December 15, 2026, 2027, 2028, and 2029.

Mr. Finazzo—of these outstanding restricted awards: (i) 60,423 are time-vesting units of restricted stock of which 15,106 vested on March 5, 2026, 15,105 will vest on March 5, 2027, 15,106 will vest on March 5, 2028, and 15,106 will vest on March 5, 2029; and (ii) 28,702 are time-vesting units of restricted stock which vest in equal installments on November 11, 2027, 2028, and 2029.

Mr. Surrett—of these outstanding restricted awards: (i) 145 are performance-vesting units of restricted stock pertaining to the 2025 annual bonus plan which vested on April 28, 2026; (ii) 3,080 are time-vesting units of restricted stock of which 1,540 vested on March 2, 2026, and 1,540 will vest on March 2, 2027; (iii) 3,540 are time-vesting units of restricted stock of which 1,180 vested on March 5, 2026, and the remaining will vest in equal installments on March 5, 2027, and 2028; (iv) 2,152 are time-vesting units of restricted stock which vest on May 9, 2026; and (v) 28,702 are time-vesting units of restricted stock of which 9,567 will vest on November 10, 2027, 9,567 will vest on November 10, 2028, and 9,567 will vest on November 10, 2029.

Mr. Miller—of these outstanding restricted awards: (i) 145 are performance-vesting units of restricted stock pertaining to the 2025 annual bonus plan which vested on April 28, 2026; (ii) 3,080 are time-vesting units of restricted stock of which 1,540 vested on March 2, 2026, and 1,540 will vest on March 2, 2027; (iii) 3,540 are time-vesting units of restricted stock of which 1,180 vested on March 5, 2026, the remaining vest in equal installments on March 5, 2027, and 2028; (iv) 2,152 are time-vesting units of restricted stock which vest on May 9, 2026; and (v) 28,702 are time-vesting units of restricted stock of which 7,175 vest on November 10, 2026, 7,176 vest on November 10, 2027, 7,175 vest on November 10, 2028, and 7,176 vest on November 10, 2029.

(4)
Market value is based upon the closing market price of our common stock on December 31, 2025.
(5)
Reflects performance-vesting shares of restricted stock under the 2025 Long-Term Incentive Plan and 2024 Long-Term Incentive Plan that have not been earned as of December 31, 2025.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller under the 2025 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of growth metrics in Adjusted EBITDA and other growth related metrics for the performance period beginning on January 1, 2025 and ending on December 31, 2027. As of December 31, 2025, the achievement level with respect to these metrics was below threshold, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on threshold performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller under the 2025 Long-Term Incentive Plan is not determinable.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller under the 2024 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of growth metrics in Adjusted EBITDA and other growth related metrics for the performance period beginning on January 1, 2024 and ending on December 31, 2026. As of December 31, 2025, the achievement level with respect to these metrics was below threshold, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on threshold performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller under the 2024 Long-Term Incentive Plan is not determinable.

The following table provides information regarding the number of shares or units at threshold under the 2025 Long-Term Incentive Plan and the 2024 Long-Term Incentive Plan outstanding as of December 31, 2025:

	2024 Long-Term Incentive Plan		2025 Long-Term Incentive Plan
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Marc G. Swanson	6,346	230,360	9,831	356,865
James (Jim) Mikolaichik	—	—	—	—
James (Jim) W. Forrester Jr.	1,507	54,704	3,769	136,815
Christopher (Chris) Finazzo	2,820	102,366	7,956	288,803
Byron Surrett	1,909	69,297	5,635	204,551
Kyle Miller	1,909	69,297	5,635	204,551

Option Exercises and Stock Vested in 2025

The following table provides information regarding the values realized by our named executive officers upon the vesting of stock awards in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Marc G. Swanson	—	—	14,391	523,679
James (Jim) Mikolaichik	—	—	15,849	622,496
James (Jim) W. Forrester Jr.	—	—	3,016	146,003
Christopher (Chris) Finazzo	—	—	20,316	1,021,574
Byron Surrett	4,840	238,806	11,883	482,208
Kyle Miller	—	—	3,796	187,123

(1)
The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or the previous trading day if the vesting date was not a trading day).

Pension Benefits

We have no pension benefits for executive officers.

Nonqualified Deferred Compensation for 2025

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

Potential Payments upon Termination

The following table describes the potential payments and benefits that would have been payable to our named executive officers if their employment is terminated as a result of job elimination under certain circumstances or by us without “cause,” by the named executive officer for “good reason,” or by reason of the named executive officer’s death or “disability,” in each case, on December 31, 2025, which was the last business day of fiscal 2025.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include accrued but unpaid salary, accrued but unpaid vacation and distributions of plan balances under our 401(k) savings plan. Mr. Mikolaichik, who voluntarily resigned from his position as Chief Financial Officer effective as of November 15, 2025, is not included in the table because he received no payments or benefits in connection with his resignation other than accrued and unpaid amounts and other amounts generally available to all salaried employees.

Name	Cash Severance Payment ($) (1)	Continuation of Group Health Plans ($) (2)	Value of Accelerated Vesting of Equity Awards ($) (3)	Total ($)
Marc G. Swanson
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	933,750	25,000	—	958,750
Termination due to death or "disability"	33,750	—	302,199	335,949
Change in Control (double trigger)(5)	933,750	25,000	3,831,478	4,790,228
Change in Control (good reason)(6)	—	—	3,795,796	3,795,796
James (Jim) W. Forrester Jr.
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	294,120	15,000	—	309,120
Termination due to death or "disability"	9,120	—	75,241	84,361
Change in Control (double trigger)(5)	294,120	15,000	814,991	1,124,111
Change in Control (good reason)(6)	—	—	805,350	805,350
Christopher (Chris) Finazzo
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	400,000	15,000	—	415,000
Termination due to death or "disability"	—	—	469,703	469,703
Change in Control (double trigger)(5)	400,000	15,000	3,795,024	4,210,024
Change in Control (good reason)(6)	—	—	3,795,024	3,795,024
Byron Surrett
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	255,000	15,000	—	270,000
Termination due to death or "disability"	5,000	—	177,792	182,792
Change in Control (double trigger)(5)	255,000	15,000	1,386,035	1,656,035
Change in Control (good reason)(6)	—	—	1,380,749	1,380,749
Kyle Miller
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	255,000	15,000	—	270,000
Termination due to death or "disability"	5,000	—	163,308	168,308
Change in Control (double trigger)(5)	255,000	15,000	1,386,035	1,656,035
Change in Control (good reason)(6)	—	—	1,380,749	1,380,749

(1)
Cash severance includes amounts payable to executive with respect to salary and bonus. See “Severance Arrangements and Restrictive Covenants” below for information about how these amounts are calculated.
(2)
Reflects a lump sum cash payment intended to be used to defray the employee’s post-termination health insurance expenses.
(3)
Upon a termination of employment without cause (other than due to death or disability) or, by the executive for good reason, in each case, within 12 months following a change in control, our named executive officers’ unvested options and time-vesting units or shares of restricted stock generally immediately vest.

Upon a termination of employment due to death or “disability,” a pro rata portion of the next installment of unvested options and time-vesting units or shares immediately vest.

See “Treatment of Long-Term Incentive and Equity Awards Upon a Termination or Change of Control” for a discussion of the treatment of the performance-vesting awards in these events.

The amounts reported in this column represent the value of unvested restricted units or shares based on the closing market price of our stock on December 31, 2025. The value of unvested stock options is calculated as the difference between the close price on December 31, 2025 and the stock option exercise price, unless the stock option exercise price is higher than the close price, in which case these stock options were not assigned a value. Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.

(4)
Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.
(5)
For purposes of this table, Change in Control (double trigger) assumes that both a termination of employment without cause and a change in control occur on December 31, 2025.
(6)
For purposes of this table, Change in Control (good reason) assumes that both a termination by the executive for “good reason” and a change in control occur on December 31, 2025.

Severance Arrangements and Restrictive Covenants

None of our named executive officers have employment agreements. However, we have adopted the Key Employee Severance Plan (the “Severance Plan”) for the benefit of certain key employees. Each of the named executive officers employed at year-end was eligible for severance pay and benefits under the Severance Plan. All severance pay and benefits under the Severance Plan must be approved by the Chief Human Resources Officer and the Chairman of the Compensation Committee.

Messrs. Swanson, Forrester, Finazzo, Surrett, and Miller.

Pursuant to the Severance Plan, if the employment of Messrs. Swanson, Forrester, Finazzo, Surrett, or Miller terminates as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee, the executive will be entitled to receive:

•
Severance pay equal to 24 months of annual base salary for Mr. Swanson, and 18 months of annual base salary for Messrs. Forrester, Finazzo, Surrett, and Miller, payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;
•
the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus he or she would have otherwise been entitled to receive based on actual performance had he or she remained employed through the payment date (not to exceed his or her annual target bonus amount); and
•
a lump sum cash payment equal to $25,000 for Mr. Swanson, and $15,000 for Messrs. Forrester, Finazzo, Surrett, and Miller, which is intended to defray post-termination health insurance expenses.

In order to be eligible for the Severance Plan benefits, an eligible key employee must sign and return a release and waiver of claims that will include but is not limited to (1) a one-year non-compete covenant; (2) a two-year non-solicitation covenant; (3) a non-disparagement covenant; (4) confidentiality clauses prohibiting the disclosure of confidential information and the existence of the separation agreement and release and waiver of claims; (5) an agreement to cooperate in any current or future legal matters relating to activities or matters occurring during such employee’s term of employment; and (6) the release of any and all claims that such employee may have against us.

No benefits are payable under the Severance Plan if (1) the eligible key employee fails or refuses to return the separation agreement and release and waiver of claims; (2) the eligible employee voluntarily terminates his or her employment for any reason; (3) the eligible employee terminates as a result of (or grounds for termination existed at the time of termination by reason of the following) (i) misconduct; or (ii) violation of Company rules, policies or practices; or (iii) poor performance; or (4) death, disability or failure to return after an approved leave of absence.

Treatment of Long-Term Incentive and Equity Awards upon Termination or Change in Control

Except as otherwise noted above in “Potential Payments Upon Termination—Severance Agreements and Restrictive Covenants”, in connection with a termination of employment or change in control (as defined in the applicable award agreement), long-term incentive and equity awards held by the named executive officers employed at year-end are generally subject to the following treatment:

Stock options and time-vesting awards. With respect to stock options and time-vesting units, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or by the executive for good reason, in each case, within 12 months following a change in control, all unvested stock options and time-vesting units will immediately vest and become exercisable. In addition, all unvested stock-options will vest and become exercisable, subject to continued employment, on the 12-month anniversary of a change of control. The value of the vesting of these options upon the 12-month anniversary of a change in control, assuming such anniversary occurs on December 31, 2026, cannot be calculated, but, for purposes of this disclosure, the value (taken together with the acceleration of the performance-vesting units on such anniversary, as described below) is assumed to equal the values reported for the Change in Control (double trigger) column in the Potential Payments Upon Termination table, above. Generally upon a termination due to the executive’s death or disability, a pro-rata portion of the next installment of such stock options and time-vesting units will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting units will be forfeited.

Performance-vesting shares/units. Upon a change in control during the performance period, the number of performance-vesting units that would have been earned at the end of the fiscal year in which a change in control occurs as determined in good faith based on anticipated performance (the “specified number”), are eligible to vest on the first anniversary of such change in control, subject to continued employment. Any remaining performance-vesting units will remain outstanding and eligible to vest in accordance with the original terms, subject to adjustments. The value of the vesting of these performance-vesting units upon the first anniversary of a change in control, assuming such anniversary occurs on December 31, 2026, cannot be calculated, but, for purposes of this disclosure, the value (taken together with the acceleration of the unvested stock options on such anniversary, as described above) is assumed to equal the values reported for the Change in Control (double trigger) column in the Potential Payments Upon Termination table, above. In addition, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or by the executive for good reason, in each case, within 12 months following a change in control, the specified number of performance-vesting units will vest and all other performance-vesting units will be forfeited. Upon a termination of executive’s employment due to death or disability prior to the end of the performance period, a pro-rata portion of the performance-vesting units will be eligible to vest based on actual performance. Any performance-vesting units that do not vest in accordance with the above shall immediately be forfeited. If the executive’s employment terminates for any reason other than as described above, all unvested performance-vesting units will be forfeited.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to determine and disclose the pay ratio of our Chief Executive Officer to that of our median employee.

For 2025, we identified the median employee by examining the 2025 total taxable cash wages for all of our employees, excluding our CEO, who were employed by us on December 30, 2025. We included all employees, whether employed on a full-time, part-time or seasonal basis. 2025 taxable cash wages, which information we obtained from our internal payroll records, included 2025 base salary or hourly wages, including overtime, paid through November 30, 2025 and actual annual bonus paid in 2025 for 2024 performance (if any). For our permanent full-time and part-time employees, base wages were annualized for those employees who joined the Company in 2025. No normalization adjustments were made for our seasonal part-time employees. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base.

We calculated annual total compensation for the median employee identified in 2025 for the full 2025 fiscal year using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table elsewhere in this Proxy Statement. We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Based on the above, our Chief Executive Officer to median employee pay ratio is 427.2 to 1.

•
the median employee had 2025 annual total compensation of $11,451; and
•
the annual total compensation of our Chief Executive Officer, as reported in the 2025 Summary Compensation Table, was $4,891,868.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of our company for the last five fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021.

					Value of Initial $100 Investment
Year	SCT Compensation for PEO	CAP Compensation for PEO	Average SCT Compensation for Other NEOs	Average CAP Compensation for Other NEOs	Company TSR	S&P Midcap 400	Net Income	Adjusted EBITDA
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$4,891,868	$3,813,615	$1,159,308	$(739,565)	$114.90	$154.68	$168.4	$605.1
2024	$1,078,031	$636,348	$2,583,817	$2,493,271	$177.85	$143.89	$227.5	$700.2
2023	$1,106,531	$1,084,459	$813,230	$(127,539)	$167.22	$126.29	$234.2	$713.5
2022	$1,137,020	$511,807	$2,336,474	$1,947,828	$169.37	$108.47	$291.2	$728.2
2021	$2,009,400	$11,274,977	$932,443	$7,581,878	$205.35	$124.76	$256.5	$662.0

Column (a): Reflects the respective years of the amounts shown in subsequent columns.

Column (b): For fiscal years 2025, 2024, 2023, 2022 and 2021 reflects compensation amounts reported in the “Summary Compensation Table” ("SCT") for our CEO, Marc G. Swanson, (our principal executive officer ("PEO")), for the respective years shown.

Column (c): “Compensation actually paid” ("CAP") to our CEO in each of 2025, 2024, 2023, 2022 and 2021, reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (c) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

	Marc G. Swanson
	2025	2024	2023	2022	2021
SCT Total Compensation	$4,891,868	$1,078,031	$1,106,531	$1,137,020	$2,009,400
LESS Stock and Option Award Values Reported in SCT for Covered Year	(4,400,007)	(612,055)	(608,197)	(598,889)	(1,212,203)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	4,367,960	701,103	583,577	257,738	2,611,426
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	(594,784)	13,073	(258,024)	(865,018)	6,104,682
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	—	—	—
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	(52,779)	(237,279)	260,572	580,956	1,761,672
LESS Fair Value at the End of the Prior Year of Stock and Option Awards that Failed to Meet Vesting Conditions in the Covered Year	(398,643)	(306,525)	—	—	—
"Compensation Actually Paid"	$3,813,615	$636,348	$1,084,459	$511,807	$11,274,977

Column (d): For fiscal years 2025, 2024, 2023, 2022 and 2021, non-CEO named executive officers were as follows and are included in the average figures shown:

•
2025: James (Jim) Mikolaichik, James (Jim) W. Forrester Jr., Christopher (Chris) Finazzo, Byron Surrett and Kyle Miller.
•
2024: James (Jim) Mikolaichik, James (Jim) W. Forrester Jr., Christopher (Chris) Finazzo, Michael Rady and Byron Surrett.
•
2023: James (Jim) W. Forrester Jr., Michelle (Chelle) Adams, James (Jim) Hughes, Kyle R. Miller and Byron Surrett.

•
2022: Michelle (Chelle) Adams, Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Christopher (Chris) Finazzo, Daniel (Dan) Mayer and G. Anthony (Tony) Taylor.
•
2021: Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Thomas (Tom) Iven, Sharon (Sherri) Nadeau and G. Anthony (Tony) Taylor.

Column (e): Average CAP for our non-CEO named executive officers in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (e) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO named executive officers during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the non-CEO named executive officers’ compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

Average of NEOs (excluding CEO)	2025	2024	2023	2022	2021
SCT Total Compensation	$1,159,308	$2,583,817	$813,230	$2,336,474	$932,443
LESS Stock and Option Award Values Reported in SCT for Covered Year	(843,462)	(2,360,955)	(546,922)	(1,985,378)	(548,803)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	1,046,684	2,436,858	436,606	1,791,166	845,928
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	(749,672)	29,290	10,278	(600,536)	5,405,633
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	—	—	—
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	(101,156)	1,133	(9,829)	406,102	1,127,536
LESS Fair Value at the End of the Prior Year of Stock and Option Awards that Failed to Meet Vesting Conditions in the Covered Year	(1,251,267)	(196,872)	(830,902)	—	(180,859)
"Compensation Actually Paid"	$(739,565)	$2,493,271	$(127,539)	$1,947,828	$7,581,878

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, risk free rates) as of the measurement date. Adjustments have been made using the stock price as of year end and as of each date of vest. Performance-based PSU grant date fair values are calculated using the stock price as of the date of grant assuming probable performance at the time of the grant. Adjustments have been made using the stock price and performance accrual modification as of year-end and as of the date of vesting. Time-based RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of year-end and as of the date of vesting.

Column (f): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of United Parks for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.

Column (g): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the S&P Midcap 400 Index, as used in our performance graph pursuant to Item 201(e) of Regulation S-K contained in our Annual Report on Form 10-K ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.

Column (h): Reflects “Net Income” in our Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Column (i): Our Company-selected Measure is Adjusted EBITDA which is described below.

Relationship between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2025, 2024, 2023, 2022 and 2021 to (i) TSR of both United Parks and the S&P Midcap 400 Index, (ii) United Parks’ net income and (iii) United Parks’ Adjusted EBITDA.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement, varying levels of projected and actual achievement of performance goals and accounting assumptions. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2025, 2024, 2023, 2022 and 2021.

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link CAP to our named executive officers to company performance for 2025. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2025, 2024, 2023, 2022 and 2021.

Performance Measure	Type of Measure	Description
Adjusted EBITDA	Financial

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus (i) income tax provision (benefit), (ii) loss on extinguishment of debt, (iii) interest expense, consent fees and similar financing costs, (iv) depreciation and amortization, (v) equity-based compensation expense, (vi) certain non-cash charges/credits including those related to asset disposals and self-insurance reserve adjustments, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events.

Total Revenue	Financial	Our total revenue as reported for fiscal year 2021-2025.
Total Revenue per Capita	Financial	Total revenue per capita is defined as total revenue divided by attendance, both as reported for fiscal year 2021-2025.
Guest Satisfaction (GSAT)	Non-Financial	Our ongoing measurement of GSAT using a variety of in-park and online survey tools.

Director Compensation for Fiscal 2025

The following table summarizes all compensation for our non-employee directors for fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ronald Bension(3)	—	91,205	91,205
James Chambers(4)	—	453,712	453,712
William Gray(5)	—	538,295	538,295
Timothy Hartnett(6)	—	672,640	672,640
Nathaniel J. Lipman(7)	138,751	295,931	434,682
Yoshikazu Maruyama(8)	215,000	249,986	464,986
Thomas Moloney(9)	195,000	249,986	444,986
Neha Jogani Narang(10)	—	433,841	433,841
Scott Ross(11)	—	622,806	622,806
Kimberly Schaefer(12)	102,500	351,804	454,304
Aayushi Dalal (13)	60,137	—	60,137

(1)
Once per calendar year, each Outside Director may timely elect to receive any or all cash compensation paid in DSUs or immediately vesting RSUs in lieu of cash. All directors elected to receive DSUs or RSUs in lieu of cash for 2025, except as follows: (a) Mr. Lipman elected 75% cash compensation; (b) Mr. Maruyama elected 100% cash compensation; (c) Mr. Moloney elected 100% cash compensation, (d) Ms. Schaefer elected 50% cash compensation, and (e) Ms. Dalal waived receipt of all cash retainers to which she was entitled for the 2025 fiscal year, except the cash retainer for the fourth fiscal quarter, which she requested be paid 100% in cash to Hill Path. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the grant date previous day closing price.
(2)
Amounts included in this column reflect the aggregate grant date fair value of DSUs or RSUs granted during fiscal year 2025 calculated in accordance with ASC Topic 718. The assumptions used in the valuation are discussed in Note 17: “Equity-Based Compensation” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025: each of Messrs. Hartnett, Lipman, and Maruyama and Mmes. Narang and Schaefer held 5,975 unvested DSU; and Messrs Chambers, Gray, Moloney, and Ross held 5,975 unvested RSUs.
(3)
In addition to an annual retainer of $55,000, Mr. Bension received (a) a fee of $10,000 for his service as a member of the Revenue Committee; (b) fees of $37,500 for his service on special committees; and (c) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $91,205. Mr. Bension ended his director service effective June 13, 2025.

(4)
In addition to an annual retainer of $110,000, Mr. Chambers received (a) a fee of $20,000 for his service as a member of the Compensation Committee; (b) a fee of $30,000 for his service as Chairman of the Nominating and Corporate Governance Committee; (c) a fee of $20,000 for his services as a member of the Revenue Committee; (d) a fee of $25,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $203,726
(5)
In addition to an annual retainer of $110,000, Mr. Gray received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) a fee of $20,000 for his services as a member of the Nominating and Corporate Governance Committee; (c) a fee of $20,000 for his services as a member of the Revenue Committee; (d) fees of $115,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $288,309.
(6)
In addition to an annual retainer of $220,000, Mr. Hartnett received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) fees of $180,000 for his service on special committees; and (c) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $422,654.
(7)
In addition to an annual retainer of $110,000, Mr. Lipman received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) fees of $20,000 for his service as a member of the Nominating and Corporate Governance Committee; (c) fees of $30,000 for his service on special committees; (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Lipman elected 75% of his quarterly retainer payments to be paid as cash compensation. The grant date fair value of the equity portion issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $45,946.
(8)
In addition to an annual retainer of $110,000, Mr. Maruyama received (a) a fee of $30,000 for his service as Chairman of the Revenue Committee; (b) a fee of $20,000 for his service as a member of the Compensation Committee (c) a fee of $55,000 for his service on special committees; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Maruyama elected 100% of his quarterly retainer payments to be paid as cash compensation.
(9)
In addition to an annual retainer of $110,000, Mr. Moloney received (a) a fee of $35,000 for his service as Chairman of the Audit Committee; (b) a fee of $20,000 for his services as a member of the Compensation Committee; (c) a fee of $30,000 for his service on a special committee; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Moloney elected 100% of his quarterly retainer payments to be paid as cash compensation.
(10)
In addition to an annual retainer of $110,000, Ms. Narang received (a) a fee of $20,000 for her service on the Revenue Committee; and (b) a fee of $55,000 for her service on special committees. The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $183,856.
(11)
In addition to an annual retainer of $245,000 for his service as Chairman of the Board, Mr. Ross received (a) a fee of $20,000 for his service as a member of the Revenue Committee; (b) a fee of $20,000 for his service as a member of the Nominating and Corporate Governance Committee; (c) a fee of $30,000 for his service as Chairman of the Compensation Committee; (d) fees of $60,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $372,820.
(12)
In addition to an annual retainer of $110,000, Ms. Schaefer received (a) a fee of $20,000 for her service on the Revenue Committee; (b) fees of $50,000 for her service on special committees; (c) a fee of $25,000 for her service as a member of the Audit Committee; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Ms. Schaefer elected 50% of her quarterly retainer payments to be paid as cash compensation. The grant date fair value of the equity issued related to these 2025 quarterly retainer payments (as discussed in footnote (1)) was $101,818.
(13)
Ms. Dalal waived the grant of the annual equity award in respect of the 2025 fiscal year.

Outside Director Compensation Policy

Cash Compensation

Under the Outside Director Compensation Policy, each non-employee director was entitled to receive annual cash retainers, which were paid quarterly, for service in 2025 to the extent they served in the following positions. The Director Compensation Policy provides that any or all of the above referenced cash compensation may be paid in DSUs or immediately vesting RSUs if a timely election is made by the Outside Director. All directors elected to receive DSUs or RSUs in lieu of cash for 2025 with the exception of (a) Mr. Lipman, who elected 75% cash compensation; (b) Mr. Maruyama, who elected 100% cash compensation; (c) Mr. Moloney, who elected 100% cash compensation; (d) Ms. Schaefer, who elected 50% cash compensation; and (e) at her request, all compensation due to Ms. Dalal for her board service is paid 100% in cash to Hill Path. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the closing price of a share of common stock of the Company on the date immediately prior to the date the cash payment would have otherwise been made.

Position	2025 Annual Cash Retainer
Chairperson of the Board of Directors	$245,000
Member of the Board of Directors other than the Chairperson of the Board of Directors	$110,000
Lead Director	$220,000
Audit Committee Chairperson	$35,000
Compensation Committee Chairperson	$30,000
Nominating and Corporate Governance Committee Chairperson	$30,000
Revenue Committee Chairperson	$30,000
Special/Ad Hoc Committee Chairperson*	$35,000
Audit Committee Member	$25,000
Compensation Committee Member	$20,000
Nominating and Corporate Governance Committee Member	$20,000
Revenue Committee Member	$20,000
Special/Ad Hoc Committee Member*	$25,000

*May be such other amounts as may be determined by the Board of Directors upon establishment of the Special/Ad Hoc Committee

To recognize the significant contributions and time required of directors, the Outside Director Compensation Policy provides for a meeting fee of $3,000 per meeting for each Outside Director that attends more than 12 meetings in a calendar year. During 2025, the Board met 10 times.

Equity Compensation

The Outside Director Compensation Policy provides that equity awards to non-employee directors will take the form of DSUs or, if timely elected, RSUs payable in shares of our common stock upon settlement which is, the earliest of the vesting date or a “change in control” (as defined in the 2025 Omnibus Incentive Plan). Each DSU awarded to non-employee directors represents the right to receive one share of our common stock in the future. The DSUs will be paid out beginning (a) for awards granted before our annual meeting of stockholders in 2019, one year after the non-employee director leaves the Board, or, if earlier, upon the death of the director or (b) for awards granted on or after our annual meeting of stockholders in 2019, three months after the non-employee director leaves the Board, or six months after the non-employee director leaves the Board if such director is considered a specified employee under 409A of the Internal Revenue Code. Upon a “change in control” (as defined in the 2025 Omnibus Incentive Plan), the settlement of the DSUs is accelerated.

In 2025, non-employee directors were eligible to receive all types of equity awards (except incentive stock options) under our 2017 Omnibus Incentive Plan and our 2025 Omnibus Incentive Plan including discretionary awards not covered under the Outside Director Compensation Policy. The Outside Director Compensation Policy provided in 2025 that on the date of the annual meeting of stockholders, (i) each non-employee director would be granted an annual award of DSUs or if timely elected, RSUs having a Fair Market Value (as defined in the 2025 Omnibus Incentive Plan) equal to $250,000 and (ii) each new non-employee director to our Board of Directors, would be granted an initial award of DSUs or if timely elected, RSUs having a Fair Market Value equal to $250,000 prorated based upon their date of election.

In accordance with our Amended and Restated Outside Director Compensation Policy, each annual equity award granted to our non-employee directors will vest 100% on the day before the next annual meeting of stockholders of the Company occurring after the date of grant, subject to the non-employee director’s continued service through such date. Notwithstanding the vesting schedule described above, the vesting of all equity awards granted to a non-employee director in 2025 will vest in full upon a “change in control” (as defined in the 2025 Omnibus Incentive Plan).

Stock Ownership Guidelines

In order to align directors and stockholder interests, the Company has adopted stock ownership guidelines for our directors. The Company’s stock ownership guidelines provide that each director is required to hold shares of common stock with a value at least equal to five times the director’s annual cash retainer. If a director is not in compliance with the stock ownership guidelines, the director is required to maintain ownership of at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company, until such individual’s stock ownership requirement is met. Because an individual covered by the stock ownership guidelines must retain a percentage of net after-tax shares acquired from Company equity-based awards until such individual satisfies the specified guideline level of ownership, there is no minimum time period required to achieve the specified guideline level of ownership. As of December 31, 2025, all outside directors were in compliance with the guidelines. The Company also has stock ownership guidelines applicable to executives. See “Executive Compensation ― Executive Compensation Governance Practices ― Stock Ownership Guidelines.”

Ownership of Securities

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 17, 2026 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of April 17, 2026, there were 47,805,929 shares of our common stock outstanding.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Hill Path Capital LP(1)	27,205,306	56.9%
BlackRock, Inc.(2)	4,051,222	8.5%
Directors and Named Executive Officers:
Marc G. Swanson(3)(4)(6)(9)	326,201	*
James (Jim) Mikolaichik(5)	45,978	*
James (Jim) W. Forrester Jr.(3)(4)(6)(9)	15,318	*
Christopher (Chris) Finazzo(3)(4)(6)	108,343	*
Byron Surrett(3)(4)(6)(9)	20,846	*
Kyle Miller(3)(4)(6)(9)	12,587	*
James Chambers(7)(8)	34,235	*
William Gray(7)(8)	61,175	*
Timothy Hartnett(7)	16,878	*
Nathaniel J. Lipman(7)	6,055	*
Yoshikazu Maruyama(7)	6,975	*
Thomas Moloney(7)(8)(10)	40,728	*
Neha Jogani Narang(7)	11,349	*
Scott Ross(1)(7)(8)	71,604	*
Kimberly Schaefer(7)	5,692	*
Aayushi Dalal	—	*
All current directors and executive officers as a group (17 persons)(3)(4)(5)(6)(7)(8)(9)(10)	826,386	1.7%

* Less than 1%.

(1)
Information regarding Hill Path Capital LP (“Hill Path”) is based solely on a Schedule 13D/A filed by Hill Path with the SEC on March 5, 2026. Hill Path owns 27,205,306 shares of our common stock and certain affiliated entities as follows: Hill Path Capital Partners LP (“Hill Path Capital”) has sole voting and dispositive power over 5,885,065 shares of our common stock; Hill Path Capital Co-Investment Partners LP (“Hill Path Co-Investment”) has sole voting and dispositive power over 176,201 shares of our common stock; Hill Path Capital Partners-H LP (“Hill Path H”) has sole voting and dispositive power over 1,334,162 shares of our common stock; Hill Path Capital Partners Co-Investment E LP (“Hill Path E”) has sole voting and dispositive power over 6,109,961 shares of our common stock; Hill Path Capital Partners Co-Investment E2 LP (“Hill Path E2”) has sole voting and dispositive power over 402,017 shares of our common stock; Hill Path Capital Partners Co-Investment S LP (“Hill Path S”) has sole voting and dispositive power over 83,900 shares of our common stock; HEP Fund LP (“HEP Fund”) has sole voting and dispositive power over 10,518,006 shares of our common stock; and HM Fund LP (“HM Fund”) has sole voting and dispositive power over 2,695,994 shares of our common stock. Hill Path Capital Partners GP LLC (“Hill Path GP”) is the general partner of each of Hill Path Capital, Hill Path Co-Investment and Hill Path H. Hill Path Capital Partners E GP LLC (“Hill Path E GP”) is the general partner of each of Hill Path E and Hill Path E2. Hill Path Capital Partners S GP LLC (“Hill Path S GP”) is the general partner of Hill Path S. HE GP LLC (“HE GP”) is the general partner of HEP Fund. HM GP LLC (“HM GP”) is the general partner of HM Fund. Hill Path Investment Holdings LLC (“Hill Path Investment Holdings”) is the managing member of each of Hill Path GP, Hill Path E GP, Hill Path S GP, HE GP and HM GP. Hill Path is the investment manager of each of Hill Path Capital, Hill Path Co-Investment, Hill Path H, Hill Path E, Hill Path E2, Hill Path S, HEP Fund and HM Fund. Hill Path Holdings LLC (“Hill Path Holdings”) is the general partner of Hill Path. Scott Ross is the managing partner of each of Hill Path Investment Holdings, Hill Path and Hill Path Holdings.

Amount reported in the table above excludes 71,604 shares of our common stock and 24,297 DSUs held directly by Mr. Ross.

Mr. Ross disclaims beneficial ownership of the shares beneficially owned by the Hill Path entities except to the extent of his pecuniary interest therein.

The address of the Hill Path entities and Mr. Ross is 150 East 58th Street, 33rd Floor, New York, New York 10155.

(2)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G filed with the SEC on October 17, 2025. With respect to these shares of common stock, BlackRock has sole voting power over 4,002,243 shares and sole dispositive power over 4,051,222 shares. The shares of common stock are held of record by various BlackRock subsidiaries. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(3)
Does not include performance vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 80,500 PSUs; Mr. Forrester, 27,009 PSUs; Mr. Finazzo, 50,322 PSUs; Mr. Surrett, 35,477 PSUs; Mr. Miller 35,477 PSUs; and other officers, 31,016 PSUs.
(4)
Does not include time vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 99,544 RSUs; Mr. Forrester, 19,695 RSUs; Mr. Finazzo, 89,125 RSUs; Mr. Surrett, 33,234 RSUs; Mr. Miller, 33,234 RSUs and other officers, 24,548 RSUs.
(5)
Mr. Mikolaichik is no longer an employee of the Company and is no longer an “executive officer” for purposes of reporting under Section 16(a) of the Exchange Act. The information presented in this table regarding his holdings is based on his last filed Form 4, filed on November 14, 2025, and Company records.
(6)
Includes shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 17, 2026, as follows: Mr. Swanson, 34,573 shares; Mr. Forrester, 8,373 shares; Mr. Finazzo, 59,183 shares; Mr. Surrett, 7,799 shares; Mr. Miller, 6,283 shares and other officers, 9,796 shares.
(7)
Does not include DSUs granted to directors for the equity portion of their annual or quarterly compensation as follows: Mr. Chambers, 24,821 DSUs; Mr. Gray, 16,261 DSUs; Mr. Hartnett, 57,275 DSUs; Mr. Lipman, 8,730 DSUs; Mr. Maruyama, 40,766 DSUs; Mr. Moloney, 40,267 DSUs; Ms. Narang, 39,793 DSUs; Mr. Ross, 24,297 DSUs; and Ms. Schaefer, 31,229 DSUs.
(8)
Includes RSUs granted to directors which will convert to common stock on or within 60 days after April 17, 2026, as follows: Mr. Chambers, 5,975 RSUs; Mr. Gray, 5,975 RSUs; Mr. Moloney, 5,975 RSUs; and Mr. Ross, 5,975 RSUs.
(9)
Includes RSUs granted to officers which will convert to common stock on or within 60 days after April 17, 2026, as follows: Mr. Forrester, 538 shares; Mr. Surrett, 2,152 shares; and Mr. Miller, 2,152 shares. Includes PSUs granted to officers which will convert to common stock on or within 60 days after April 17, 2026, as follows: Mr. Swanson, 983 shares; Mr. Forrester, 265 shares; Mr. Surrett, 145 shares; Mr. Miller, 145 shares; and other officers, 430 shares.
(10)
Consists of (i) 6,000 shares of common stock held jointly by Mr. Moloney and his spouse and (ii) 34,728 shares of common stock held individually by Mr. Moloney.
(11)
Represents ownership by all current directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2025 other than the following: (i) one Form 4 reporting one transaction for each of Byron Surrett and Aayushi Dalal; (ii) one Form 4 reporting two transactions for each of G. Anthony (Tony) Taylor, James (Jim) W. Forrester Jr., Christopher (Chris) Finazzo, Kevin Connelly, Marc Swanson, Kyle Robert Miller, Byron Surrett and James (Jim) Mikolaichik; and (iii) one Form 4 reporting three transactions for Kevin Connelly, in each case due to administrative delays relating to the EDGAR system.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chambers, Maruyama, Moloney and Ross served as members of our Compensation Committee during the year ended December 31, 2025. None of the members of our Compensation Committee have at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the section titled “Transactions with Related Persons” in this Proxy Statement.

Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code of Business Conduct and Ethics.

Transactions with Certain Stockholders

In May 2019, Hill Path Capital LP (“Hill Path”) and certain of its affiliates purchased 13,214,000 shares of our common stock that had been pledged by a former significant stockholder and subsequently foreclosed on by such stockholder’s lenders (the “HP Purchase”).

Hill Path Stockholders Agreement

In connection with the HP Purchase, the Company entered into a stockholders agreement with Hill Path (the “Stockholders Agreement”). The Stockholders Agreement was amended on February 27, 2024, which amendment was approved by the Company’s stockholders on March 25, 2024 (the “Amendment”). Under the Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership, provided that the maximum number of Hill Path Designees may not exceed three. The Stockholders Agreement also provides that no more than two of the Hill Path Designees may be affiliated with Hill Path. However, in light of the benefits that the Nominating and Corporate Governance Committee and the full Board (including all of the non-Hill Path Designees) believe that Aayushi Dalal contributes to the Company as a member of the Board, all of the current directors who are not affiliated with Hill Path, as well as the full Board, determined to grant a one-time waiver of the limitation in the Stockholders Agreement that no more than two Hill Path Designees be affiliated with Hill Path solely to permit Aayushi Dalal to continue serving on the Board. The Stockholders Agreement was not otherwise amended, modified, altered or waived in any other respect. Scott Ross, James Chambers and Aayushi Dalal are each currently a Hill Path Designee.

The Stockholders Agreement, as amended by the Amendment, generally requires Hill Path to vote all of its shares in excess of 24.9% in the same proportion as the votes of the Company’s outstanding voting shares not owned or controlled by Hill Path. The Stockholders Agreement requires Hill Path to not transfer any shares of the Company unless it is a “Permitted Transfer” as defined in the Stockholders Agreement. In addition, other than in an underwritten public offering or underwritten or registered block trade, or a Permitted Transfer, Hill Path is not permitted to transfer shares of the Company to certain restricted entities or, to the knowledge of Hill Path or its broker, a person or group who is a 25% stockholder or who would thereby become a 25% stockholder.

In addition, for so long as the Stockholders Agreement is in effect, the Stockholders Agreement prohibits Hill Path and its affiliates from, among other things, acquiring or proposing to acquire securities of the Company if, after giving effect to such acquisition, Hill Path and its affiliates would own an amount in excess of 34.9% of the Company’s outstanding shares of common stock (or 39.9% if permitted under the Company’s indebtedness). In addition, the Amendment provides that any material related party transaction with Hill Path or its affiliates will require approval of a special committee of directors independent of Hill Path and its affiliates.

In connection with any acquisition transaction involving more than 50% of the Company’s equity securities, assets, revenues or net income, Hill Path has agreed that the price per share received by Hill Path in connection with the acquisition transaction shall be identical to the price per share received by other stockholders. If the form of consideration per share received by Hill Path is not identical to the form of consideration per share received by other stockholders, the Hill Path Designees shall recuse themselves from the consideration, evaluation and other processes of the Board or any duly authorized committee thereof with respect to the acquisition transaction.

The Amendment provides that any take private transaction, sale or merger of the Company proposed by Hill Path or directors affiliated with Hill Path will require approval of both (i) a special committee of directors independent of Hill Path and its affiliates, and (ii) the Disinterested Stockholder Approval.

The Hill Path Stockholders Agreement will terminate when Hill Path and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock. The Amendment provides that its terms will cease to have effect at any time if both the aggregate beneficial ownership and the aggregate economic ownership of Hill Path and its affiliates fall below their current levels. The Amendment will again become effective at any time thereafter if either the aggregate beneficial ownership or the aggregate economic ownership of Hill Path and its affiliates again equals or exceeds their current levels. The Amendment also provides that any waiver by the Company from or amendment to the Amendment will require approval of a majority of the directors that are independent of Hill Path and its affiliates.

Hill Path Registration Rights Agreements

In connection with the HP Purchase, the Company also entered into a registration rights agreement (the “Hill Path Registration Rights Agreement”) with Hill Path and certain of its affiliates. The Hill Path Registration Rights Agreement provides that, subject to the transfer restrictions set forth in the Hill Path Stockholders Agreement, Hill Path has customary “demand” and “piggyback” registration rights. The Hill Path Registration Rights Agreement also requires the Company to pay certain expenses relating to such registrations and to indemnify the registration rights holders against certain liabilities under the Securities Act.

Hill Path Undertaking Agreement

In connection with the HP Purchase, the Company also entered into an amended and restated undertaking agreement with Hill Path, Scott Ross and James Chambers (the “Hill Path Undertaking Agreement”). Pursuant to the Hill Path Undertaking Agreement, Scott Ross and James Chambers will, subject to and in accordance with the terms of the Hill Path Undertaking Agreement, be permitted to and may provide information to certain personnel of Hill Path and certain of Hill Path’s advisors. The undertakings of Hill Path, Scott Ross and James Chambers pursuant to the Hill Path Undertaking Agreement are effective for 12 months following the date on which there is no director serving on the Board who is designated by Hill Path.

Repurchase of Securities

As market conditions warrant, we and our major stockholders, including Hill Path and its affiliates, may from time to time, depending upon market conditions, seek to repurchase our debt securities or loans in privately negotiated or open market transactions, by tender offer or otherwise.

Designated Director Services

In connection with the 2025 fiscal year director compensation program, Ms. Dalal, who serves as a Hill Path Designee on the Board, was eligible to receive an annual equity grant of DSUs or if timely elected, RSUs, with a fair market value of $250,000. However, Ms. Dalal elected to waive the 2025 annual equity grant and accordingly neither received nor earned any equity compensation in respect thereof. Considering, among other factors, Ms. Dalal's waiver, following the end of fiscal year 2025, the Board of Directors approved a cash payment to Hill Path in an amount equal to the grant date fair value of the waived equity grant, in connection with the Company’s arrangements with Hill Path relating to its designation of directors under the Stockholders Agreement. This cash payment will be paid on June 15, 2026 to Hill Path at the same time as the vesting of the other 2025 annual equity grants made to members of the Board. The transaction was reviewed and approved by the Board in accordance with the Company's Related Person Transaction Policy. For information about Ms. Dalal's compensation for services on the Board, see "Director Compensation for Fiscal 2025" elsewhere in this proxy statement.

STOCKHOLDER Proposals for the 2027 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2027 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, FL 32821. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2027 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 31, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2027, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2027, such a proposal must be received on or after February 16, 2027, but not later than March 18, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary.

In the event that the date of the Annual Meeting of Stockholders to be held in 2027 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2027 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2027 or 10 calendar days following the day on which public announcement (as defined in the Bylaws) of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers. The Company has also retained D.F. King & Co. to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses.

In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Thomas Kelly, 6240 Sea Harbor Drive, Orlando, Florida 32821, (407) 226-5011.

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K and proxy statements. To access these filings, go to our website (www.unitedparks.com) and click on “SEC Filings” under the “Investor Relations” heading.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

United Parks & Resorts Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

UNITED PARKS & RESORTS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRKS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96882-P50470 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UNITED PARKS & RESORTS INC.

The Board of Directors recommends you vote FOR the following:

1. Election of the ten director nominees.

Nominees:	For	Against	Abstain
1a. James Chambers	☐	☐	☐
1b. Aayushi Dalal	☐	☐	☐
1c. William Gray	☐	☐	☐
1d. Timothy Hartnett	☐	☐	☐
1e. Nathaniel Lipman	☐	☐	☐
1f. Yoshikazu Maruyama	☐	☐	☐
1g. Thomas E. Moloney	☐	☐	☐
1h. Neha Jogani Narang	☐	☐	☐
1i. Scott Ross	☐	☐	☐
1j. Kimberly Schaefer	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 & 3.	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. Approval, in a non-binding advisory vote, of the frequency of the future votes on the compensation paid to the named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V96883-P50470

UNITED PARKS & RESORTS INC.
Annual Meeting of Stockholders
June 16, 2026 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc G. Swanson and Thomas Kelly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITED PARKS & RESORTS INC. held of record by the stockholder(s) at the close of business on April 17, 2026 that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 16, 2026, at www.virtualshareholdermeeting.com/PRKS2026, and any adjournment or postponement thereof. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The stockholder(s) hereby revoke(s) all proxies heretofore given by the stockholder(s) to vote at the Annual Meeting and any adjournments or postponements thereof.

If you sign and submit your proxy card without voting instructions, these shares will be voted "FOR" each director nominee listed herein, and "FOR" proposals 2 & 3 and "1 YEAR" for proposal 4 as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is signed and no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side